EXHIBIT 2.1


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                          AGREEMENT AND PLAN OF MERGER

                                      among

                         BOSTON SCIENTIFIC CORPORATION,

                           CHARGER ACQUISITION CORP.,

                        INTERVENTIONAL TECHNOLOGIES, INC.

                                       and

                Robert Reiss, Howard Palefsky and Douglas Rimer,
                             each as a member of the
                                MERGER COMMITTEE

                          Dated as of February 15, 2001


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                                TABLE OF CONTENTS
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                                    ARTICLE I
                                   THE MERGER

SECTION 1.01. The Merger......................................................2
SECTION 1.02. Effective Time; Closing.........................................2
SECTION 1.03. Effect of the Merger............................................2
SECTION 1.04. Articles of Incorporation; By-laws..............................2
SECTION 1.05. Directors and Officers..........................................3

                                   ARTICLE II
                 MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES

SECTION 2.01. Merger Consideration............................................3
SECTION 2.02. Payment of Merger Consideration.................................9
SECTION 2.03. Additional Payments............................................11
SECTION 2.04. Company Stock Options..........................................18
SECTION 2.05. Dissenting Shares..............................................18

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01. Organization and Qualification; Company Subsidiaries...........19
SECTION 3.02. Articles of Incorporation and By-laws..........................20
SECTION 3.03. Capitalization.................................................20
SECTION 3.04. Authority Relative to this Agreement...........................21
SECTION 3.05. No Conflict; Required Filings and Consents.....................21
SECTION 3.06. Permits; Compliance............................................22
SECTION 3.07. Financial Statements...........................................23
SECTION 3.08. Absence of Certain Changes or Events...........................23
SECTION 3.09. Absence of Litigation..........................................24
SECTION 3.10. Employee Benefit Plans; Labor Matters..........................24
SECTION 3.11. Contracts......................................................27
SECTION 3.12. Environmental Matters..........................................30
SECTION 3.13. Intellectual Property..........................................30
SECTION 3.14. Taxes..........................................................33
SECTION 3.15. Assets.........................................................34
SECTION 3.16. Certain Interests..............................................34
SECTION 3.17. Insurance Policies.............................................35
SECTION 3.18. Brokers........................................................35
SECTION 3.19. No Misstatements...............................................36
SECTION 3.20. Vote Required..................................................36

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                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

SECTION 4.01. Organization and Qualification.................................36
SECTION 4.02. Authority Relative to this Agreement...........................37
SECTION 4.03. No Conflict; Required Filings and Consents.....................37
SECTION 4.04. Financing......................................................38
SECTION 4.05. Ownership of Merger Sub; No Prior Activities...................38
SECTION 4.06. Brokers........................................................38

                                    ARTICLE V
                    CONDUCT OF BUSINESSES PENDING THE MERGER

SECTION 5.01. Conduct of Business by the Company Pending the Merger..........38
SECTION 5.02. Conduct of Business by Parent Pending the Merger...............40
SECTION 5.03. Notification of Certain Matters................................41

                               ARTICLE VI
                          ADDITIONAL AGREEMENTS

SECTION 6.01. Company Shareholders' Meeting..................................42
SECTION 6.02. Access to Information; Confidentiality.........................42
SECTION 6.03. No Solicitation of Transactions................................42
SECTION 6.04. Employee Benefits Matters......................................43
SECTION 6.05. Further Action; Consents; Filings..............................46
SECTION 6.06. Public Announcements...........................................46
SECTION 6.07. Expenses.......................................................46
SECTION 6.08. Company Loans..................................................47
SECTION 6.09. Director and Officer Indemnification...........................48
SECTION 6.10. French Valley Contract.........................................49
SECTION 6.11. Foreign Governmental Approvals.................................49

                                   ARTICLE VII
                            CONDITIONS TO THE MERGER

SECTION 7.01. Conditions to the Obligations of Each Party....................49
SECTION 7.02. Conditions to the Obligations of Parent and Merger Sub.........50
SECTION 7.03. Conditions to the Obligations of the Company...................51

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01. Termination....................................................51
SECTION 8.02. Notice of Termination; Effect of Termination...................52
SECTION 8.03. Amendment......................................................52
SECTION 8.04. Extension; Waiver..............................................53

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                                   ARTICLE IX
                                 INDEMNIFICATION

SECTION 9.01. Survival of Representations and Warranties.....................53
SECTION 9.02. Indemnification by the Company Shareholders....................53
SECTION 9.03. Indemnification by Parent......................................55
SECTION 9.04. Indemnification Procedures.....................................55
SECTION 9.05. Merger Committee...............................................56

                                ARTICLE X
                         POST-MERGER OPERATIONS

SECTION 10.01. Operation of Business.........................................57

                               ARTICLE XI
                           GENERAL PROVISIONS

SECTION 11.01. Notices.......................................................58
SECTION 11.02. Certain Definitions...........................................59
SECTION 11.03. Severability..................................................65
SECTION 11.04. Assignment; Binding Effect; Benefit...........................65
SECTION 11.05. Incorporation of Exhibits.....................................66
SECTION 11.06. Specific Performance..........................................66
SECTION 11.07. Governing Law; Forum..........................................66
SECTION 11.08. Headings......................................................66
SECTION 11.09. Counterparts..................................................66
SECTION 11.10. Entire Agreement..............................................66


Exhibit A              Form of Voting Agreement
Exhibit B              Form of Employment Agreement
Exhibit C              Form of IP License
Exhibit D              Form of Opinion of Counsel to the Company
Exhibit E              Form of Opinion of Counsel to Parent

Schedule 1.01          Principal Shareholders
Schedule 2.03(k)(i)    List of Patents relating to Company Covered Products
Schedule 2.03(k)(iv)   Sales Price of Company Covered Products to Goodman
                       under the Goodman Agreement


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                  Agreement And Plan Of Merger, dated as of February 15, 2001
(this "Agreement"), among BOSTON SCIENTIFIC CORPORATION, a Delaware corporation ("Parent"), CHARGER Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), INTERVENTIONAL TECHNOLOGIES, INC., a California corporation (the "Company"), and, for the purposes of Section 2.03,
Article IX and Article XI only, Robert Reiss, Howard Palesfky and Douglas Rimer, each as a member of the MERGER COMMITTEE (as defined in Section 2.03(k)).

                              W I T N E S S E T H:

                  WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporations Law of the State of Delaware (the "DGCL") and the California Corporations Code ("California Law"), Parent and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger");

                  WHEREAS, the Board of Directors of the Company (i) has determined that the Merger is in the best interests of the Company and its shareholders and has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) will recommend the approval of this Agreement by the shareholders of the Company;

                  WHEREAS, certain shareholders of the Company own such number of shares of common stock, no par value, of the Company (the "Company Common Stock"), such number of shares of Series A Preferred Stock, no par value, of the Company (the "Company Series A Stock"), such number of shares of Series B Preferred Stock, no par value, of the Company (the "Company Series B Stock"), such number of shares of Series C Preferred Stock, no par value, of the Company (the "Company Series C Stock"), such number of shares of Series E Preferred Stock, no par value, of the Company (the "Company Series E Stock"), such number of shares of Series F Preferred Stock, no par value, of the Company (the "Company Series F Stock"), such number of shares of Series G Preferred Stock, no par value, of the Company (the "Company Series G Stock"), and such number of shares of Series H Preferred Stock, no par value, of the Company (the "Company Series H Stock", and together with the Company Series A Stock, the Company Series B Stock, the Company Series C Stock, the Company Series E Stock, the Company Series F Stock and the Company Series G Stock, the "Company Preferred Stock"; and the Company Preferred Stock and the Company Common Stock is referred to herein collectively as the "Company Stock"), as is set forth in Schedule 1.01 hereto (such shareholders being referred to herein as the "Principal Shareholders");

                  WHEREAS, as a condition and inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into a voting agreement with each of the Principal Shareholders, dated the date hereof (a "Voting Agreement") and substantially in the form attached hereto as Exhibit A;

                  WHEREAS, in connection with the Merger, certain employees of the Company will enter into employment agreements with the Company (the "Employment Agreements"), substantially in the form attached hereto as Exhibit B; and
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                  WHEREAS, certain capitalized terms used in this Agreement are defined in Section 11.02 of this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

                  SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the DGCL and California Law, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                  SECTION 1.02. Effective Time; Closing. As promptly as practicable following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (or such other date as may be agreed upon by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing (i) a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware and (ii) an agreement of merger (the "Agreement of Merger") with the Secretary of State of the State of California, in each case, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL or California Law, respectively. The term "Effective Time" means the date and time of (a) the later of (i) the filing of the Agreement of Merger with the Secretary of State of the State of California and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (b) such later time as may be agreed upon by each of the parties hereto and specified in the Certificate of Merger and the Agreement of Merger. Immediately prior to the filing of the Agreement of Merger, a closing (the "Closing") will be held at the offices of Shearman & Sterling, 555 California Street, San Francisco, California 94104 (or such other place as the parties may agree). The date on which the Closing shall occur is referred to herein as the "Closing Date".

                  SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  SECTION 1.04. Articles of Incorporation; By-laws. (a) At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended to contain only the provisions of the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the

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Effective Time, and such amended Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that such Articles of Incorporation of the Surviving Corporation shall contain provisions with respect to exculpation and indemnification which are at least as favorable to the Company Indemnified Parties (as defined in Section 6.09 hereof) as the Articles of Incorporation of the Company in effect on the date hereof, and provided further that such Articles of Incorporation may only be amended in accordance with the terms of Section 6.09 hereof.

                  (b) At the Effective Time, the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-laws; provided, however, that such By-laws of the Surviving Corporation shall contain provisions with respect to exculpation and indemnification which are at least as favorable to the Company Indemnified Parties (as defined in Section 6.09 hereof) as the By-laws of the Company in effect on the date hereof, and provided further that such By-laws may only be amended in accordance with the terms of Section 6.09 hereof.

                  SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

                 MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES

                  SECTION 2.01. Merger Consideration. (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the Merger Committee or the holders of any of the following securities, pursuant to this Agreement, the Agreement of Merger, California Law and the DGCL:

                  (i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 2.01(a)(ix) and any Dissenting Shares (as defined in Section 2.05)) shall be converted into the right to receive the Common Stock Merger Consideration (as defined in Section 2.01(b)) payable, without interest, except as provided by Section 2.03(d)(ii) and Section 9.02(c), to the holder of such share of Company Common Stock, upon surrender, in the manner provided in Section 2.02, of the certificate that formerly evidenced such share;

                  (ii) each share of Company Series A Stock issued and outstanding immediately prior to the Effective Time (other than any share of Company Series A Stock to be cancelled pursuant to Section 2.01(a)(ix) and any Dissenting Shares) shall be

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         converted into the right to receive the Series A Merger Consideration
         (as defined in Section 2.01(b)), payable, without interest, except as provided by Section 2.03(d)(ii) and Section 9.02(c), to the holder of such share of Company Series A Stock, upon surrender, in the manner provided in Section 2.02, of the certificate that formerly evidenced such share;

                  (iii) each share of Company Series B Stock issued and outstanding immediately prior to the Effective Time (other than any share of Company Series B Stock to be cancelled pursuant to Section 2.01(a)(ix) and any Dissenting Shares) shall be converted into the right to receive the Series B Merger Consideration (as defined in Section 2.01(b)), payable, without interest, except as provided by
         Section 2.03(d)(ii) and Section 9.02(c), to the holder of such share of Company Series B Stock, upon surrender, in the manner provided in
         Section 2.02, of the certificate that formerly evidenced such share;

                  (iv) each share of Company Series C Stock issued and outstanding immediately prior to the Effective Time (other than any share of Company Series C Stock to be cancelled pursuant to Section 2.01(a)(ix) and any Dissenting Shares) shall be converted into the right to receive the Series C Merger Consideration (as defined in Section 2.01(b)), payable, without interest, except as provided by
         Section 2.03(d)(ii) and Section 9.02(c), to the holder of such share of Company Series C Stock, upon surrender, in the manner provided in
         Section 2.02, of the certificate that formerly evidenced such share;

                  (v) each share of Company Series E Stock issued and outstanding immediately prior to the Effective Time (other than any share of Company Series E Stock to be cancelled pursuant to Section 2.01(a)(ix) and any Dissenting Shares) shall be converted into the right to receive the Series E Merger Consideration (as defined in Section 2.01(b)), payable, without interest, except as provided by
         Section 2.03(d)(ii) and Section 9.02(c), to the holder of such share of Company Series E Stock, upon surrender, in the manner provided in
         Section 2.02, of the certificate that formerly evidenced such share;

                  (vi) each share of Company Series F Stock issued and outstanding immediately prior to the Effective Time (other than any share of Company Series F Stock to be cancelled pursuant to Section 2.01(a)(ix) and any Dissenting Shares) shall be converted into the right to receive the Series F Merger Consideration (as defined in Section 2.01(b)), payable, without interest, except as provided by
         Section 2.03(d)(ii) and Section 9.02(c), to the holder of such share of Company Series F Stock, upon surrender, in the manner provided in
         Section 2.02, of the certificate that formerly evidenced such share;

                  (vii) each share of Company Series G Stock issued and outstanding immediately prior to the Effective Time (other than any share of Company Series G Stock to be cancelled pursuant to Section 2.01(a)(ix) and any Dissenting Shares) shall be converted into the right to receive the Series G Merger Consideration (as defined in Section 2.01(b)), payable, without interest, except as provided by
         Section 2.03(d)(ii) and

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         Section 9.02(c), to the holder of such share of Company Series G Stock, upon surrender, in the manner provided in Section 2.02, of the certificate that formerly evidenced such share;

                  (viii) each share of Company Series H Stock issued and outstanding immediately prior to the Effective Time (other than any share of Company Series H Stock to be cancelled pursuant to Section 2.01(a)(ix) and any Dissenting Shares) shall be converted into the right to receive the Series H Merger Consideration (as defined in Section 2.01(b)), payable, without interest, except as provided by
         Section 2.03(d)(ii) and Section 9.02(c), to the holder of such share of Company Series H Stock, upon surrender, in the manner provided in
         Section 2.02, of the certificate that formerly evidenced such share;

                  (ix) each share of Company Stock held in the treasury of the Company and each share of Company Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                  (x) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) As used in this Agreement, the following terms shall have the following meanings:

                  (i) "Actual Performance Stock Amount" means the number of shares of Company Common Stock subject to the Performance-Based Options (as defined in Section 2.04) which would have actually vested (assuming that the Performance Option Plan (as defined in Section 2.04) had not been cancelled pursuant to Section 2.04 and that the Performance-Based Options had not been exchanged pursuant to Section 2.04) under the terms of such Performance-Based Options as of October 31, 2001.

                  (ii) "Aggregate Merger Consideration" means the Initial Merger Consideration plus the Contingent Payments (as defined in Section 2.03(a)), if earned pursuant to Section 2.03 and subject to setoff pursuant to Section 9.02(c).

                  (iii) "Common Stock Merger Consideration" means the amount equal to the quotient of the Aggregate Merger Consideration divided by the Fully Diluted Company Stock Amount.

                  (iv) "Contingent Per Share Payment" means, with respect to each Contingent Payment, (A) with respect to the Company Common Stock, an amount equal to the applicable Contingent Payment amount divided by the Fully Diluted Company Stock Amount (the "Base Contingent Amount");
         (B) with respect to the Series A Preferred Stock, an amount equal to the Series A Conversion Ratio multiplied by the Base Contingent Amount,
         (C) with respect to the Series B Preferred Stock, an amount equal to

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         the Series B Conversion Ratio multiplied by the Base Contingent Amount,
         (D) with respect to the Series C Preferred Stock, an amount equal to the Series C Conversion Ratio multiplied by the Base Contingent Amount,
         (E) with respect to the Series E Preferred Stock, an amount equal to the Series E Conversion Ratio multiplied by the Base Contingent Amount,
         (F) with respect to the Series F Preferred Stock, an amount equal to the Series F Conversion Ratio multiplied by the Base Contingent Amount,
         (G) with respect to the Series G Preferred Stock, an amount equal to the Series G Conversion Ratio multiplied by the Base Contingent Amount, and (H) with respect to the Series H Preferred Stock, an amount equal to the Series H Conversion Ratio multiplied by the Base Contingent Amount.

                  (v) "Fully Diluted Company Stock Amount" means the number of shares of Company Common Stock equal to the sum of (A) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and (B) the number of shares of Company Common Stock issuable upon exercise, conversion or exchange of all securities issued and outstanding immediately prior to the Effective Time that are exercisable, convertible or exchangeable for shares of Company Common Stock, including, without limitation, the Company Stock Options (as defined in Section 2.04), whether or not exercisable and whether or not vested, subject to Section 6.04(e)(ii), but excluding, however,(i) the Company Loans (as defined in Section 6.08(d)), and (ii) 104,100 shares of Company Common Stock which would have been issuable upon the exercise of outstanding Performance-Based Options (representing the number of duplicative shares granted to more than one Company Optionholder pursuant to Performance-Based Options (as defined in Section 2.04 below) that can only vest, by their terms, for one such Company Optionholder (the "Duplicative Options")).

                  (vi) "Initial Merger Consideration" means $330 million in cash, less any deductions pursuant to Section 6.07 and any adjustments made pursuant to Section 6.04(e)(iii), plus an additional cash amount equal to sum of the aggregate exercise price (A) paid or payable by the holders of Company Stock Options to the Company pursuant to Section
         2.04 upon the exercise of all the Time-Vested Stock Options (as defined in Section 2.04) outstanding on the date of this Agreement or granted after the date of this Agreement but before the Effective Time (assuming the exercise in full of all such Time-Vested Stock Options, but excluding any such Time-Vested Stock Options which are cancelled between the date hereof and the Effective Time) and (B) that would have been payable by the Performance Optionees (as defined in Section 6.04(d)) to the Company pursuant to Section 6.04(d) upon the exercise of all the Performance-Based Options other than the Duplicative Options (assuming the exercise in full of all such Performance-Based Options), provided, however, that Parent shall not be required to transfer more than $330 million to the Paying Agent (as defined in Section 2.02(a)) to satisfy its obligations hereunder to pay the Initial Merger Consideration.

                  (vii) "Initial Per Share Common Payment" means an amount equal to the Initial Merger Consideration divided by the Fully Diluted Common Stock Amount.

                  (viii) "Initial Per Share Payment" shall mean: (A) with respect to the Company Common Stock, an amount equal to the Initial Per Share Common Payment, (B) with

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         respect to the Series A Preferred Stock, an amount equal to the Series
         A Conversion Ratio multiplied by the Initial Per Share Common Payment,
         (C) with respect to the Series B Preferred Stock, an amount equal to the Series B Conversion Ratio multiplied by the Initial Per Share Common Payment, (D) with respect to the Series C Preferred Stock, an amount equal to the Series C Conversion Ratio multiplied by the Initial Per Share Common Payment, (E) with respect to the Series E Preferred Stock, an amount equal to the Series E Conversion Ratio multiplied by the Initial Per Share Common Payment, (F) with respect to the Series F Preferred Stock, an amount equal to the Series F Conversion Ratio multiplied by the Initial Per Share Common Payment, (G) with respect to the Series G Preferred Stock, an amount equal to the Series G Conversion Ratio multiplied by the Initial Per Share Common Payment, and (H) with respect to the Series H Preferred Stock, an amount equal to the Series H Conversion Ratio multiplied by the Initial Per Share Common Payment.

                  (ix) "Maximum Performance Stock Amount" means (assuming that the Performance Option Plan (as defined in Section 2.04) had not been cancelled pursuant to Section 2.04 and that the Performance-Based Options had not been exchanged pursuant to Section 2.04) the maximum number of shares of Company Common Stock which would have been issuable upon exercise of all Performance-Based Options (excluding all Duplicative Options) pursuant to the Performance Option Plan had the performance targets set forth in such Performance-Based Options been met as of the Effective Time.

                  (x) "Per Share Merger Consideration" means, as applicable, the Common Stock Merger Consideration, the Series A Merger Consideration, the Series B Merger Consideration, the Series C Merger Consideration, the Series E Merger Consideration, the Series F Merger Consideration, the Series G Merger Consideration or the Series H Merger Consideration.

                  (xi) "Performance Remainder Per Share Payment" shall mean, with respect to the Initial Performance Bonus Remainder (as defined in Section 6.04(d)) or a Subsequent Performance Bonus Remainder (as defined in Section 6.04(d)), as the case may be (each of the Initial Performance Bonus Remainder and the Subsequent Performance Bonus Remainders being hereinafter referred to as a "Performance Bonus Remainder"), (A) with respect to the Company Common Stock, an amount, in cash, equal to (x) the Performance Bonus Remainder divided by (y) the Fully Diluted Company Stock Amount minus the Unearned Performance Stock Amount (such cash amount, the "Base Remainder Amount"); (B) with respect to the Series A Preferred Stock, an amount, in cash, equal to the Series A Conversion Ratio multiplied by the Base Remainder Amount;
         (C) with respect to the Series B Preferred Stock, an amount, in cash, equal to the Series B Conversion Ratio multiplied by the Base Remainder Amount; (D) with respect to the Series C Preferred Stock, an amount, in cash, equal to the Series C Conversion Ratio multiplied by the Base Remainder Amount; (E) with respect to the Series E Preferred Stock, an amount, in cash, equal to the Series E Conversion Ratio multiplied by the Base Remainder Amount; (F) with respect to the Series F Preferred Stock, an amount, in cash, equal to the Series F Conversion Ratio multiplied by the Base Remainder Amount; (G) with respect to the Series G Preferred Stock, an amount, in cash, equal to the Series G Conversion Ratio multiplied by the Base Remainder Amount; and (H) with respect to the

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         Series H Preferred Stock, an amount, in cash, equal to the Series H
         Conversion Ratio multiplied by the Base Remainder Amount.

                  (xii) "Series A Conversion Ratio" means the number of shares of Company Common Stock issuable upon conversion of a share of Company Series A Stock pursuant to the terms of the Company's Articles of Incorporation, which as of the date hereof is 0.2500 and which is subject to adjustment pursuant to the provisions of the Company's Articles of Incorporation.

                  (xiii) "Series B Conversion Ratio" means the number of shares of Company Common Stock issuable upon conversion of a share of Company Series B Stock pursuant to the terms of the Company's Articles of Incorporation, which as of the date hereof is 0.4638 and which is subject to adjustment pursuant to the provisions of the Company's Articles of Incorporation.

                  (xiv) "Series C Conversion Ratio" means the number of shares of Company Common Stock issuable upon conversion of a share of Company Series C Stock pursuant to the terms of the Company's Articles of Incorporation, which as of the date hereof is 0.6046 and which is subject to adjustment pursuant to the provisions of the Company's Articles of Incorporation.

                  (xv) "Series E Conversion Ratio" means the number of shares of Company Common Stock issuable upon conversion of a share of Company Series E Stock pursuant to the terms of the Company's Articles of Incorporation, which as of the date hereof is 0.2500 and which is subject to adjustment pursuant to the provisions of the Company's Articles of Incorporation.

                  (xvi) "Series F Conversion Ratio" means the number of shares of Company Common Stock issuable upon conversion of a share of Company Series F Stock pursuant to the terms of the Company's Articles of Incorporation, which as of the date hereof is 1.0000 and which is subject to adjustment pursuant to the provisions of the Company's Articles of Incorporation.

                  (xvii) "Series G Conversion Ratio" means the number of shares of Company Common Stock issuable upon conversion of a share of Company Series G Stock pursuant to the terms of the Company's Articles of Incorporation, which as of the date hereof is 1.176 and which is subject to adjustment pursuant to the provisions of the Company's Articles of Incorporation.

                  (xviii) "Series H Conversion Ratio" means the number of shares of Company Common Stock issuable upon conversion of a share of Company Series H Stock pursuant to the terms of the Company's Articles of Incorporation, which as of the date hereof is 1.0000 and which is subject to adjustment pursuant to the provisions of the Company's Articles of Incorporation.

                  (xix) "Series A Merger Consideration" means the amount equal to the Common Stock Merger Consideration multiplied by the Series A Conversion Ratio.

                  (xx) "Series B Merger Consideration" means the amount equal to the Common Stock Merger Consideration multiplied by the Series B Conversion Ratio.

                  (xxi) "Series C Merger Consideration" means the amount equal to the Common Stock Merger Consideration multiplied by the Series C Conversion Ratio.

                  (xxii) "Series E Merger Consideration" means the amount equal to the Common Stock Merger Consideration multiplied by the Series E Conversion Ratio.

                  (xxiii) "Series F Merger Consideration" means the amount equal to the Common Stock Merger Consideration multiplied by the Series F Conversion Ratio.

                  (xxiv) "Series G Merger Consideration" means the amount equal to the Common Stock Merger Consideration multiplied by the Series G Conversion Ratio.

                  (xxv) "Series H Merger Consideration" means the amount equal to the Common Stock Merger Consideration multiplied by the Series H Conversion Ratio.

                  (xxvi) "Unearned Performance Stock Amount" means the number of shares determined by subtracting the Actual Performance Stock Amount from the Maximum Performance Stock Amount.

                  SECTION 2.02. Payment of Merger Consideration. (a) Prior to the Effective Time, Parent shall designate a bank or trust company to act as agent (the "Paying Agent") for the holders of shares of Company Stock to receive the funds to which holders of Company Stock shall become entitled hereunder. Promptly after the Closing Date (but in any event within five days thereof), Parent shall transfer to the Paying Agent the cash, subject to Section 2.02(f), necessary to pay the Initial Merger Consideration. Parent shall transfer to the Paying Agent the cash (subject to Section 2.02(f)) necessary to pay (i) the Contingent Payments, if earned, in accordance with Section 2.03(b) or (d), as the case may be (a portion of which may be subject to offset pursuant to the terms of Section 9.02(c) and a portion of which may be used to fund the Performance Bonus Plan in accordance with Section 6.04(d) and the 280G Plan in accordance with Section 6.04(e)(iv)); (ii) the Initial Performance Bonus Remainder (as defined in Section 6.04(d)), if any, owing to Company Shareholders pursuant to Section 6.04(d) on the earlier to occur of (A) the date Parent is obligated to transfer to the Paying Agent the next Contingent Payment pursuant to Section 2.03(b) or (d) after October 31, 2001 or (B) the first anniversary of the Closing Date; and (iii) the Subsequent Performance Bonus Remainders (as defined in Section 6.04(d)), if any, owing to Company Shareholders pursuant to
Section 6.04(d) on the later to occur of (A) October 31, 2001 or (B) the date on which the Contingent Payment to which such Subsequent Performance Bonus Remainder relates is due pursuant to Section 2.03(b) or (d), as the case may be. Such funds shall be invested by the Paying Agent as directed by Parent. Parent shall pay the fees and expenses of the Paying Agent.

                  (b) Promptly after the Effective Time, Parent shall cause to be mailed to each person who was, at the Effective Time, a holder of record of shares of Company Stock entitled to receive the applicable Per Share Merger Consideration pursuant to Section 2.01(a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such shares of Company Stock (the "Certificates") shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Per Share Merger Consideration and any Performance Remainder Per Share Payments (of which (i) the Initial Per Share Payment shall be due and payable promptly following surrender of such Certificate pursuant to this Section 2.02(b), (ii) each Contingent Per Share Payment, if earned, shall be due and payable promptly following receipt by the Paying Agent of such Contingent Payments from Parent in accordance with Section 2.03(b) or (d), as the case may be, and (iii) the Performance Remainder Per Share Payment, if any, shall be due and payable promptly following receipt by the Paying Agent of such Performance Remainder Per Share Payment) for each share of Company Stock formerly evidenced by such Certificate, and such Certificate shall then be cancelled. No interest, except as provided by Section 2.03(d)(ii) and Section 9.02(c), shall accrue or be paid on the applicable Per Share Merger Consideration or any Performance Remainder Per Share Payment. If the payment equal to the applicable Per Share Merger Consideration or any Performance Remainder Per Share Payment is to be made to a person other than the person in whose name the surrendered Certificate formerly evidencing shares of Company Stock is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the applicable Per Share Merger Consideration or any Performance Remainder Per Share Payment to a person other than the registered holder of the Certificate surrendered, or shall have established to the satisfaction of Parent that such taxes either have been paid or are not applicable.

                  (c) At any time following the sixth month after the Initial Merger Consideration, a Contingent Payment or any portion of a Performance Bonus Remainder, as the case may be, has been transferred to the Paying Agent, the Parent shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of shares of Company Stock (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it). Thereafter, such holders shall be entitled to look to Parent (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any applicable Per Share Merger Consideration or any Performance Remainder Per Share Payment that may be payable upon due surrender of the Certificates held by them; provided, however, that in no event shall the amount paid to such holders exceed the amount returned to Parent pursuant to the first sentence of this Section 2.02(c). Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a share of Company Stock for any applicable Per Share Merger Consideration or any Performance Remainder Per Share Payment delivered in respect of such share of Company Stock to a public official pursuant to any abandoned property, escheat or other similar law.

                  (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Stock on the records of the Company. From and after the Effective Time, the holders of shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Stock, except as otherwise provided herein or by applicable law, and shall be deemed to represent only the right to receive upon surrender of the applicable Per Share Merger Consideration or any Performance Remainder Per Share Payment. After the Effective Time, no dividends, interest or other distributions shall be paid to the holder of any unsurrendered shares of Company Stock. The applicable Per Share Merger Consideration or any Performance Remainder Per Share Payment paid pursuant to this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to the surrendered Company Stock.

                  (e) Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Company Shareholder (as defined in Section 3.03(d)) such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Company Shareholder in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                  (f) All cash amounts, including the Contingent Per Share Payments, if earned, and the Performance Remainder Per Share Payments, if any, payable to a holder of Certificates shall be rounded upward to the nearest whole cent and shall be paid to the Company Shareholders by the Paying Agent by check or wire transfer in immediately available funds (in accordance with the Paying Agent's customary practice) pursuant to the written payment instructions delivered by each Company Shareholder to the Paying Agent upon surrender of such Company Shareholder's Certificate.

                  (g) In the event any Certificate shall have been lost, stolen or destroyed, the Paying Agent, subject to such other conditions as the Paying Agent may reasonably impose (including the posting of an indemnity bond or other surety in favor of Parent with respect to the Certificate alleged to be lost, stolen or destroyed, provided, however, that the cost to a Company Shareholder of such indemnity bond shall not exceed 2% of the value of the shares represented by such Certificate), shall be authorized to accept an affidavit from the record holder of such Certificate in a form reasonably satisfactory to the Paying Agent and upon receipt of such affidavit issue in exchange for such lost, stolen or destroyed Certificates, the applicable Per Share Merger Consideration and any Performance Remainder Per Share Payments in respect thereof pursuant to this Agreement.

                  SECTION 2.03. Additional Payments. (a) Contingent Payments. Parent shall pay to the Company Shareholders (as defined in Section 3.03(d)) as additional consideration for the shares of Company Stock (collectively, the "Contingent Payments", and each, a "Contingent Payment") additional amounts, if earned, in accordance with the following terms (a portion of which may be subject to offset pursuant to the terms of Section 9.02(c)):

                  (i) an additional payment of $68 million (the "License Contingent Payment") in the event that (A) within 12 months from the Closing Date the parties thereto, other than Parent or any affiliate of Parent, execute, or indicate in writing their willingness to execute (conditioned only on the similar execution by Parent or an affiliate of Parent), a license with respect to certain Intellectual Property substantially in the form attached hereto as Exhibit C (the "IP License"), or (B) following the 12 month anniversary of the Closing Date, Parent or any affiliate of Parent executes the IP License;

                  (ii) at the end of the first consecutive six-month period during the Earn-Out Period in which Six-Month Net Sales exceeds $50 million (the "Six-Month Target Amount"), an additional amount equal to $70 million (the "Six-Month Contingent Payment"); and

                  (iii) at the end of the first consecutive 12-month period during the Earn-Out Period in which Twelve-Month Net Sales exceeds $150 million (the "Twelve-Month Target Amount"), an additional amount equal to $150 million (the "Twelve-Month Contingent Payment", and together with the Six-Month Contingent Payment, the "Net Sales Contingent Payments").

                  (b) License Contingent Payment. Upon receipt of the IP License by the Company in the form contemplated by Section 2.03(a)(i), the Merger Committee shall deliver a written notice (the "License Notice") to Parent stating that the IP License has been received by the Company and providing a copy of such license for Parent's review. Within 30 days after the License Notice has been received by Parent, Parent shall pay the License Contingent Payment by transferring to the Paying Agent the cash (subject to Section 2.02(f)) necessary to pay the License Contingent Payment.

                  (c) Net Sales Statements. (i) From the Closing Date through the end of the Earn-Out Period (as defined in Section 2.03(k)), for each calendar month Parent shall deliver to the Merger Committee a statement setting forth for each of the Company Covered Products the Net Sales (as defined in Section 2.03(k)) (which statement shall also list unit quantities and the Net Sales amount of Company Covered Products shipped by Parent and its affiliates by product family in the United States, Japan and Europe, assuming standard foreign exchange rates and with a weighted average exchange rate for such currencies during such calendar month) for the preceding calendar month (each, a "Net Sales Statement") within thirty calendar days following the end of the preceding calendar month. Each party hereto agrees to, and (if applicable) shall use its reasonable efforts to cause its agents, representatives, affiliates, shareholders, employees, officers and directors, to treat and hold as confidential (and not disclose or provide access to any person except to the arbitrator, if necessary pursuant to Section 2.03(f) or the accounting firm, if any, retained by the Merger Committee pursuant to Section 2.03(c)(ii)) all information contained and relating to the Net Sales Statements.

                  (ii) After receipt of each Net Sales Statement, the Merger Committee shall have 20 days to review such Net Sales Statement and request a copy of any materials that are reasonably necessary to verify the Net Sales Statement (the later of the date such 20 day period expires and the date when the Merger Committee receives all such requested additional materials, if any, being the "Net Sales Review Date"). If the Merger

         Committee deems it necessary, it shall further consult with a nationally recognized accounting firm (which shall enter into a customary confidentiality agreement with Parent) selected by the Merger Committee and which shall be reasonably acceptable to Parent. The reasonable fees and expenses of the accounting firm retained by the Merger Committee in conducting its review pursuant to this Section 2.03(c)(ii) shall be paid in accordance with Section 2.03(j) below. The Merger Committee shall make such further investigations as it deems appropriate.

                  (iii) The Merger Committee may dispute any amounts reflected on any Net Sales Statement, but only on the basis that (A) the amounts reflected on such Net Sales Statement were not arrived at in accordance with GAAP applied on a basis consistent with the preparation of Parent's consolidated financial statements or (B) such amounts do not properly reflect the gross revenue from sales, credits, refunds, allowances, discounts, rebates, charges, taxes or duties attributable to the Company Covered Products; provided, however, that the Merger Committee must notify Parent in writing of each disputed item, specifying the amount in dispute and setting forth, in reasonable detail, the basis of such dispute. Parent and the Merger Committee shall in good faith, within 15 days (or such longer period as the parties may agree) following such notice (the "Net Sales Resolution Period"), attempt to resolve their differences.

                  (iv) Any amount remaining in dispute at the conclusion of the Net Sales Resolution Period (the "Unresolved Net Sales Items") shall be immediately submitted to the dispute resolution and arbitration process set forth in Section 2.03(f). Any such amount submitted by Parent shall be deemed the "Final Parent Amount" and any such amount submitted by the Merger Committee shall be deemed the "Final Merger Committee Amount," provided, however, that, after all discovery and not less than five days prior to any arbitration hearing, Parent shall be entitled to adjust the Final Parent Amount and the Merger Committee shall be entitled to adjust the Final Merger Committee Amount in the event that subsequent events come to light which would show greater or lesser Net Sales than originally considered by Parent or the Merger Committee in their original calculations. The term "Final Net Sales Calculations", as used in this Agreement, shall mean the definitive Net Sales agreed to (or deemed agreed to) by Parent and the Merger Committee under
         Section 2.03(c)(iii) or, if Unresolved Net Sales Items are submitted to arbitration, such definitive Net Sales as adjusted to reflect the determination of the dispute resolution and arbitration process set forth in Section 2.03(f).

                  (v) During the calculation of the monthly Net Sales and the period of any review or dispute within the contemplation of this Agreement, (A) each party hereto shall provide, or cause to be provided, to the other parties and their authorized representatives, access to all relevant books, records, workpapers and employees of Parent and the Merger Committee, as the case may be, to the extent such materials or persons are within their possession or control and (B) Parent and the Merger Committee shall cooperate fully with each other and their authorized representatives, including the provision, on a timely basis, of all information necessary or useful.

                  (d) Net Sales Contingent Payment.

                  (i) Parent shall be obligated to pay a Net Sales Contingent Payment within 40 days following any calendar month in which the Six-Month Target Amount or the Twelve-Month Target Amount, as the case may be, was earned in accordance with Section 2.03(a)(ii) or (iii) (such payment date being a "Net Sales Contingent Payment Date"), by transferring to the Paying Agent the cash (subject to Section 2.02(f)), without interest, necessary to pay the applicable Net Sales Contingent Payment.

                  (ii) In the event that (A) Parent has delivered a Net Sales Statement to the Merger Committee in accordance with Section 2.03(c)(i) and such Net Sales Statement indicates Net Sales during the month covered by such Net Sales Statement that, together with the aggregate Net Sales in the preceding five-month or eleven-month period, as the case may be, are less than the Six-Month Target Amount or the Twelve-Month Target Amount, as the case may be, and (B) the Merger Committee has successfully disputed such Net Sales Statement in accordance with Section 2.03(c)(iii) or Section 2.03(f) resulting in the determination of a Final Net Sales Calculation for such month (such determination date being a "Determination Date") which, when aggregated with the Net Sales for the preceding five-month or eleven-month period, as the case may be, equals or exceeds the Six-Month Target Amount or the Twelve-Month Target Amount, as the case may be, then in such event Parent shall pay, within ten days after such Determination Date, the Six-Month Contingent Payment or Twelve-Month Contingent Payment, as the case may be, by transferring to the Paying Agent the cash (subject to Section 2.02(f) and Section 2.03(j)) necessary to pay the applicable Net Sales Contingent Payment, together with interest on such Net Sales Contingent Payment calculated from the Net Sales Contingent Payment Date at the rate announced by J.P. Morgan Chase & Co. at its principal office as its prime commercial lending rate as of the first of January of the year in which the interest accrues.

                  (iii) In the event a Net Sales Contingent Payment is paid, a letter from Parent shall accompany the applicable payments to the Company Shareholders indicating all amounts, if any, withheld pursuant to Section 9.02(c) below. In the event that Parent determines according to this Section 2.03 that a Net Sales Contingent Payment is not to be paid during the Earn-Out Period, Parent shall as promptly as practicable notify the Merger Committee in writing of such fact, which notice shall describe the basis of Parent's determination, and Parent and the Merger Committee shall issue a joint letter to the Company Shareholders notifying them of such fact.

                  (e) Assignability. The right of each Company Shareholder to receive payments pursuant to this Article II may be assigned (i) to such Company Shareholder's spouse, parents or parents-in-law, siblings or sibling's in law, or such Company Shareholder's or such Company Shareholder's spouse's ancestors, lineal descendants or descendants by virtue of adoption, (ii) to a trust for the benefit of the Company Shareholder or any person named in the preceding clause
(i), (iii) to another person, if, on the Effective Date, such other person was the beneficial owner of the shares of Company Stock held of record by the Company Shareholder, or (iv) by operation of law or by will.

                  (f) Dispute Resolution; Arbitration. In the event that any dispute, controversy or claim that arises in connection with this Section 2.03 or the actions, determinations or calculations contemplated hereby has not been resolved by the conclusion of the Net Sales Resolution Period in accordance with Section 2.03(c)(iii), such dispute, controversy or claim shall be settled by arbitration by a single arbitrator, who shall be experienced in the sales and marketing of medical devices, to be appointed pursuant to the rules of the American Arbitration Association and said arbitration shall be conducted in accordance with the rules of such association. The arbitration shall be held in San Francisco, California. The arbitrator will be instructed that his or her determination cannot be lower than the Final Parent Amount (as adjusted, if at all) or higher than the Final Merger Committee Amount (as adjusted, if at all) and the determination of the arbitrator shall be final and binding on the parties. The expense of the arbitration and any expenses incurred by the Merger Committee shall be paid in accordance with Section 2.03(j) below. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. Approval of this Agreement shall constitute the appointment of the Merger Committee and its duly appointed designees as the authorized representatives of the Company Shareholders in any arbitration conducted pursuant to this Section 2.03(f).

                  (g) Termination Payment. Parent may at any time propose to the Merger Committee that a payment (the "Termination Payment") be made to the Company Shareholders which, upon payment thereof, shall fully release and discharge Parent, its successors and assigns from any further liability or obligation pursuant to Section 2.03 and Article X hereof and shall fully release and discharge the Company Shareholders, their successors and assigns from any further liability or obligation pursuant to Section 9.02 hereof. If a majority of the members of the Merger Committee determines that the proposed Termination Payment is fair and reasonable, taking into account the risk that the Contingent Payments may not be earned and the present value of the Contingent Payments which have not been paid at such time, then subject to approval thereof by the Company Shareholders to the extent required by law, the Merger Committee shall so notify Parent in writing, and, within 30 days of receipt of such notice, Parent shall make the Termination Payment to the Company Shareholders in accordance with the payment provisions of Section 2.02 hereof. Parent and the Company Shareholders may similarly be released from any such liabilities or obligations at any time after the Effective Date if Parent shall elect to make a Termination Payment to the Company Shareholders in an amount equal to the maximum aggregate amount that could thereafter become payable as Contingent Payments if all performance criteria were fully met.

                  (h) Interpretation; Amendment. Any ambiguities or inconsistencies in the provisions of Section 2.03 or Article X may be resolved by written agreement of Parent and a majority of the Merger Committee. Also, subject to approval of the Company Shareholders to the extent required by law, any or all of the provisions of Section 2.03 or Article X hereof may be amended, modified or supplemented after the Effective Date with the written approval of Parent and a majority of the Merger Committee.

                  (i) Contingent Payments Not Royalties. The Contingent Payments provided for pursuant to Section 2.03 are provided as a result of bona fide difficulties in determining the value of the Company. The Contingent Payments represent additional consideration for the Company Stock and are not intended to be royalty payments.

                  (j) Fees and Expenses. Except as set forth in Section 9.05, any reasonable fees and expenses incurred by any party in connection with resolving any dispute under this

Section 2.03, including, without limitation, any fees and expenses incurred by any accounting firm retained by the Merger Committee pursuant to Section 2.03(c)(ii) or in connection with any arbitration proceeding held pursuant to
Section 2.03(f), shall be borne by the Company Shareholders; provided, however, if the dispute by the Merger Committee in accordance with Section 2.03(c)(iii) or Section 2.03(f) results in the determination that a Net Sales Contingent Payment is due, Parent shall bear such fees and expenses.

                  (k) Certain Terms. As used in this Agreement, the following terms shall have the following meanings:

                  (i) "Company Covered Products" means the following products, components, methods or technologies or the manufacture, use, import or sale (including offers for sale) thereof: (A) the Cutting Balloon(TM) atherotomy catheter; the TrackWire(R)guidewire; the Infiltrator(R)drug delivery catheter; the LP Stent(R) stent; the TEC(R)atherectomy catheter; and the Crossfinder angioplasty catheter produced, sold, or licensed by the Company; and any modifications, improvements or derivatives of any of the foregoing; (B) the Company's photo-mask-and-etch-on-a-tube technology, enhanced x-ray opacity metals technology, 70/30 gold/platinum alloy technology, fine-grain-size stent-tube material technology, urethane balloon technology, and the ultrasonic probe tip technology, as those technologies are described and specified in Schedule 2.03(k)(i), together with any modifications, improvements or derivatives thereof and any product or component employing any of the foregoing items set forth in this subsection (B);
         (C) any trade secrets and know-how reflected in the Company's manufacturing documentation as it exists as of the date hereof that is maintained in the ordinary course of business and any modifications, improvements or derivatives thereof; (D) any product, component, method or technology that would infringe any valid and enforceable claim or any claim that is reasonably expected to issue from (i) any Owned Intellectual Property or Licensed Intellectual Property listed in either Schedule 2.03(k)(i) or Sections 3.13(a)(i) or 3.13(a)(ii) of the Company Disclosure Schedule, (ii) any patent applications filed between the date hereof and the Closing Date, (iii) any continuation, substitution, divisional, continuation-in-part, or foreign counterpart applications of (i) or (ii) filed after the Closing Date where, for this subsection (D), the product, component, method or technology is combined with the products, components, methods or technologies set forth in (A), (B) or (C) above, and (iv) patents issuing on any of the preceding applications described in (i), (ii) or (iii) (including extensions, reissues and re-examinations); and (E) copyrights in any of the items set forth in (A), (B) or (C) above.

                  (ii) "Earn-Out Period" means the period commencing on the Closing Date and ending on the third anniversary of the Closing Date.

                  (iii) "Merger Committee" shall be a committee having the duties set forth in this Article II and in Article IX hereof and consisting of three members who are Company Shareholders or general partners, officers, directors or employees of Company Shareholders (the "Merger Committee Members"). The initial Merger Committee Members shall be Robert Reiss, Howard Palefsky and Douglas Rimer. Any vacancy in the Merger Committee caused by the death, resignation or incapacity of a Merger Committee Member shall be filled by the affirmative vote or written consent of the remaining Merger Committee Members or, if no such Members remain, by the affirmative vote or written consent of a majority in interest of the Company Shareholders, voting in accordance with the terms of the Company's Articles of Incorporation in effect prior to the Effective Time. Any person elected to fill a vacancy shall be a Company Shareholder or a general partner, officer, director or employee of a Company Shareholder, but, if no such person is willing or qualified to serve, then any other person may be elected and serve as a Merger Committee Member. Any action required or permitted to be taken by the Merger Committee may be taken upon approval by a majority of the members of the Merger Committee.

                  (iv) "Net Sales" means net sales, as determined in accordance with generally accepted accounting principles ("GAAP"), applied on a basis consistent with the preparation of Parent's consolidated financial statements, derived from the sale of Company Covered Products by Parent, or its affiliates (including, without limitation, the Surviving Corporation and the Company Subsidiary (as defined in Section 3.01(a))), directly or indirectly, to unaffiliated third parties; provided, however, that in the event that the Second Amended International Distribution Agreement, dated as of September 25, 1997 (the "Goodman Agreement"), among the Company, Interventional Technologies Europe Ltd., a corporation organized under the laws of Ireland and a wholly owned subsidiary of the Company ("Charger Europe"), and Goodman Co. Ltd., a corporation organized under the laws of Japan ("Goodman"), is terminated prior to the termination of the Earn-Out Period, the Net Sales of the Company Covered Products sold in the territory covered by the Goodman Agreement shall be adjusted to reflect the sales price of the Company Covered Products to Goodman as in effect on the date hereof and as referenced in Schedule 2.03(k)(iv) attached hereto and not Parent's direct price of the Company Covered Products to end users in the territory covered by the Goodman Agreement subsequent to such termination; and, provided further that Net Sales shall be based on (A) 100% of the gross revenue from the sale or license of Company Covered Products other than those set forth in (B) or (C) below, (B) 100% of the gross revenue from the sale or license of any modified version of the Cutting Balloon(TM)atherotomy catheter or the Infiltrator(R)drug delivery catheter made, conceived and reduced to practice after the Closing Date, including without limitation improvements or derivatives of the Cutting Balloon(TM)atherotomy catheter or the Infiltrator(R)drug delivery catheter or any product, component, or technology which combines the Cutting Balloon(TM) atherotomy catheter or the Infiltrator(R)drug delivery catheter with any other product, component, or technology, and (C) 50% of the gross revenue from the sale or license of any modified version of a Company Covered Product made, conceived and reduced to practice after the Closing Date or any product, component, or technology which combines a Company Covered Product (other than the Cutting Balloon(TM) atherotomy catheter or the Infiltrator(R)drug delivery catheter) with any other product, component or technology that is not a Company Covered Product.

                  (v) "Six-Month Net Sales" means Net Sales during any consecutive six-calendar-month period.

                  (l) "Twelve-Month Net Sales" means Net Sales during any consecutive 12-calendar-month period.

                  SECTION 2.04. Company Stock Options. Subject to the consummation of the Merger, prior to the Effective Time, the Company shall take all necessary action, including obtaining the consent of the individual option holders (each, a "Company Optionholder") (i) to terminate the Company's 1992 Incentive Stock Plan and any other plan, program, agreement or arrangement providing for the issuance, grant or purchase of any other interest in respect of the capital stock of the Company (collectively, the "Company Stock Plans"),
(ii) to provide that all shares subject to outstanding options to purchase Company Stock granted under the Company Stock Plans (each, a "Time-Vested Stock Option"), other than shares subject to outstanding options to purchase Company Stock granted to the Company's sales personnel under the Company Stock Plans that vest based on Company performance targets and which are not vested by their own terms as of the Effective Time (each, a "Performance-Based Option", and together with a Time-Vested Stock Option, a "Company Stock Option"; and the program pursuant to which the Performance-Based Options were granted, being referred to herein as the "Performance Option Plan"), shall become fully vested and exercisable, whether or not previously vested and exercisable prior to the Effective Time, (iii) to exchange all Performance-Based Options prior to the Effective Time for the opportunity to participate in the Performance Bonus Plan (as defined in Section 6.04(d)), and (iv) to permit each Company Optionholder to exercise all of his Company Stock Options which are vested prior to the Effective Time and to take all action necessary, including, without limitation, obtaining consents of the Company Optionholder to the extent necessary, to provide that all vested Company Stock Options not so exercised shall be cancelled and that no Company Stock Options will be outstanding after the Effective Time. Prior to the Effective Time, the Company shall cause the administrator of the Company Stock Plan to permit the Company Optionholder to pay the exercise price in respect of his Time-Vested Stock Option by borrowing such amount against the Company Optionholder's respective Initial Merger Consideration as is necessary to pay the exercise price such that the Initial Merger Consideration to be received by the Company Optionholder shall be reduced by the amount borrowed to pay the exercise price.

                  SECTION 2.05. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Stock that are outstanding immediately prior to the Effective Time and that are held by Company Shareholders who have exercised and perfected appraisal rights for such shares of Company Stock in accordance with California Law and who, as of the Effective Time, have neither effectively withdrawn nor lost their right to such appraisal (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the consideration provided by Section 2.01. Such Company Shareholders shall be entitled to receive payment of the appraised value of such shares of Company Stock held by them in accordance with California Law, except that all Dissenting Shares held by Company Shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Stock under California Law shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the consideration provided by
Section 2.01, without any interest thereon, upon surrender, in the manner provided in Section 2.02, of the Certificates that formerly evidenced such shares of Company Stock.

                  (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other related instruments served pursuant to California Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under California Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or offer to settle or settle any such demands. Holders of Dissenting Shares shall not be entitled to receive their Per Share Merger Consideration and such Per Share Merger Consideration shall be retained by Parent.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the "Company Disclosure Schedule") and which provides an exception to or otherwise qualifies in reasonable detail and with specific Section references, the representations or warranties of the Company specifically referred to therein, except where readily apparent from the language in the Company Disclosure Schedule that such disclosure also applies to another Section, the Company hereby represents and warrants to Parent and Merger Sub that:

                  SECTION 3.01. Organization and Qualification; Company Subsidiaries. (a) Each of the Company and each subsidiary of the Company (each, a "Company Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not prevent or materially delay consummation of the Merger and the other transactions contemplated by this Agreement (collectively, the "Transactions"), and would not, individually or in the aggregate, result in a Company Material Adverse Effect. Each of the Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any circumstance, change or effect that is, or is reasonably likely to be, materially adverse to the business, operations, financial condition and results of operations of the Company and the Company Subsidiaries taken as a whole; provided, however, that none of the following shall be deemed, singly or in the aggregate, to constitute, or be considered in determining whether there exists, a Company Material Adverse Effect: any circumstance, change or effect (i) resulting from the announcement or pendency of the Transactions or (ii) resulting from any change in the healthcare or cardiovascular disease treatment industry, or in general economic conditions, in each case that are not specifically related to the Company, any Company Subsidiary or its business.

                  (b) A true and complete list of all the Company Subsidiaries, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of the outstanding capital stock of each Company Subsidiary owned by the Company and each other Company

Subsidiary, is set forth in Section 3.01(b) of the Company Disclosure Schedule. Except as disclosed in Section 3.01(b) of the Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                  SECTION 3.02. Articles of Incorporation and By-laws. The Company has heretofore furnished to Parent a complete and correct copy of the Articles of Incorporation and the By-laws, or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary. Such Articles of Incorporation, By-laws, or equivalent organizational documents are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its Articles of Incorporation, By-laws, or equivalent organizational documents.

                  SECTION 3.03. Capitalization. (a) The authorized capital stock of the Company consists of (a) 40,000,000 shares of Company Common Stock, (b) 1,853,750 shares of Company Series A Stock, (c) 1,600,000 shares of Company Series B Stock, (d) 540,000 shares of Company Series C Stock, (e) 14,000,000 shares of Company Series E Stock, (f) 1,250,000 shares of Company Series F Stock, (g) 600,000 shares of Company Series G Stock, and (h) 3,500,000 shares of Company Series H Stock. As of the date hereof, (i) 1,252,056 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of the Company, (iii) 2,202,196 shares of Company Common Stock are reserved for future issuance upon exercise of outstanding stock options or outstanding stock incentive rights granted pursuant to the Company Stock Plans, and (iv) 507 shares of Company Common Stock remain available for future grant under the Company Stock Plans.

                  (b) As of the date hereof, (A) 1,853,750 shares of Company Series A Stock are issued and outstanding, (B) 1,474,600 shares of Company Series B Stock are issued and outstanding, (C) 470,499 shares of Company Series C Stock are issued and outstanding, (D) 13,053,533 shares of Company Series E Stock are issued and outstanding, (E) 1,250,000 shares of Company Series F Stock are issued and outstanding, (F) 600,000 shares of Company Series G Stock are issued and outstanding, and (G) 3,500,000 shares of Company Series H Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. There are no other shares of Company Preferred Stock outstanding or reserved for future issuance.

                  (c) Except as set forth in this Section 3.03, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. All shares of Company Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Stock or any capital stock of any Company Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

                  (d) Section 3.03 of the Company Disclosure Schedule sets forth, as of the date hereof, a complete list of the shareholders of the Company (the "Company Shareholders") and the outstanding shares of Company Stock owned by each Company Shareholder.

                  (e) Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Company or a Company Subsidiary, to the Company's knowledge (as defined in Section 10.02), free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

                  SECTION 3.04. Authority Relative to this Agreement. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the approval by the Company Shareholders, to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then-outstanding shares of each of the Company Common Stock, voting as a separate class, and Company Preferred Stock, voting as separate class, the filing and recordation of appropriate merger documents as required by the DGCL and California Law and, if necessary, the HSR Act filing (as described in Section 3.05)). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity.

                  (b) The Board of Directors of the Company, by unanimous written consent or at a meeting duly called and held, has (i) determined that the Merger is in the best interest of the Company and the Company Shareholders,
(ii) approved the Merger and this Agreement in accordance with the provisions of California Law, and (iii) directed that this Agreement and the Merger be submitted to the Company Shareholders for their approval and resolved to recommend that the Company Shareholders vote in favor of this Agreement and the Merger.

                  SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or By-laws or equivalent organizational documents of the Company or any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, conflict with or violate, in any respect, any foreign or domestic statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order ("Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any Material Contract (as defined in Section 3.11(a)), except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay consummation of the Transactions, or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or any foreign government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a "Governmental Authority"), except (i) for the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and filing and recordation of appropriate merger documents as required by the DGCL and California Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Transactions, or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not individually or in the aggregate, have a Company Material Adverse Effect.

                  SECTION 3.06. Permits; Compliance. (a) The Company and the Company Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for the Company or any Company Subsidiary to own, lease and operate its properties as it is now being operated or to carry on its business as it is now being conducted, other than those, the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect (the "Company Permits"), and no suspension or cancellation of any of the Company Permits is pending or, to the Company's knowledge, threatened.

                  (b) The Company and the Company Subsidiaries are not in conflict with, or in default, breach or violation of, in each case, in any respect, (i) any Law applicable to the Company, to any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (ii) any Material Contract to which the Company or any Company Subsidiary is a party or by which the Company, any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) any Company Permits, except for any such conflicts, defaults, breaches or violations that would not (A) prevent or materially delay consummation of the Transactions, (B) prevent or materially delay the Company from performing its obligations under this Agreement or (C) individually or in the aggregate, have a Company Material Adverse Effect.

                  SECTION 3.07. Financial Statements. (a)True and complete copies of (i) the audited consolidated balance sheets of the Company and the Company Subsidiaries as of August 1, 1998, July 31, 1999 and July 29, 2000, and the related audited statements of income, changes in shareholders' equity and cash flows for the fiscal years ended August 1, 1998, July 31, 1999 and July 29, 2000, together with all related notes and schedules thereto (collectively referred to herein as the "Audited Financial Statements"), and (ii) the unaudited consolidated balance sheet of the Company as of December 31, 2000 (the "Reference Balance Sheet"), and the related statements of income and cash flows of the Company for the month ended December 31, 2000 (collectively referred to herein as the "Interim Financial Statements"), have been delivered to Parent. Except as set forth in the notes to the Audited Financial Statements or the Interim Financial Statements, the Audited Financial Statements and the Interim Financial Statements (including, in each case, any notes thereto) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by GAAP) and each present fairly, in all material respects, the consolidated financial position of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material).

                  (b) There are no debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable ("Liabilities") of the Company or any Company Subsidiary that are not fully reflected or reserved against on the Reference Balance Sheet and that would be required under GAAP to be reflected or reserved thereon, except Liabilities incurred since the date of the Reference Balance Sheet in the ordinary course of the business, consistent with the past practice of the Company, which have not had, and would not, individually or in the aggregate, have a Company Material Adverse Effect. There are no outstanding warranty claims against the Company.

                  SECTION 3.08. Absence of Certain Changes or Events. Since July 30, 2000, except as contemplated by or as disclosed in this Agreement, the Company and the Company Subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice, and since such date (a) there has not been any Company Material Adverse Effect and (b) the Company and the Company Subsidiaries have not taken any of the actions specified below:

                  (a) amended or otherwise changed its organizational documents;

                  (b) issued, sold, pledged, disposed of, granted, encumbered, or authorized the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary, except pursuant to shares reserved for issuance under the Company Stock Plans;

                  (c) declared, set aside, made or paid any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassified, combined, split, subdivided or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock, except that the Company may have repurchased, at cost, any shares of its capital stock that were subject to a right of repurchase;

                  (e) acquired (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or, except in the ordinary course of business and consistent with past practice, any assets in excess of $50,000 individually, or $250,000 in the aggregate;

                  (f) incurred any indebtedness for borrowed money or issued any debt securities or assumed, guaranteed or endorsed, or otherwise as an accommodation become responsible for, the obligations of any person, or made any loans or advances, except in the ordinary course of business and consistent with past practice;

                  (g) taken any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures; or

                  (h) increased the compensation payable or to become payable to its officers or employees, granted any severance or termination pay, or right thereto, to, or entered into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary, entered into any employment or consulting arrangements with any person who provides services to the Company or any Company Subsidiary, in either case, that provide for compensation amounts that are not in accordance with past practice or established, adopted, entered into or amended any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee.

                  SECTION 3.09. Absence of Litigation. There is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any court, arbitrator or Governmental Authority, which could reasonably be expected, if resolved adversely to the Company or any Company Subsidiary, to (i) result in losses to the Company or any Company Subsidiary in excess of $100,000, (ii) prevent the consummation of the Transactions contemplated by this Agreement, or
(iii) result in a Company Material Adverse Effect. None of the Company, any Company Subsidiary or any material property or assets of the Company or any Company Subsidiary, is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or Governmental Authority.

                  SECTION 3.10. Employee Benefit Plans; Labor Matters. (a)
Section 3.10(a) of the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical, disability or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements pursuant to which services are provided to the Company, whether legally enforceable or not, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary, (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, and (iii) any plan in respect of which the Company or any Company Subsidiary could incur liability under Section 4212(c) of ERISA (collectively, the "Company Benefit Plans").

                  (b) Each Company Benefit Plan is in writing, the Company has furnished Parent with a true and complete copy of each Company Benefit Plan and a true and complete copy of each material document, if any, prepared in connection with each such Company Benefit Plan, including, without limitation,
(i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Company Benefit Plan, (v) the most recently prepared actuarial report and financial statement in connection with each such Company Benefit Plan, and (vi) any material correspondence with the IRS or the Department of Labor with respect to each such Company Benefit Plan.

                  (c) None of the Company Benefit Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). None of the Company Benefit Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Company Subsidiary.

                  (d) None of the Company Benefit Plans provides for the payment of separation, severance, termination or similar-type benefits to any person or obligates the Company or any Company Subsidiary to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under any Company Benefit Plan or
Section 280G of the Code. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with another event, will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, forgiveness of indebtedness or otherwise) becoming due under any Company Benefit Plan, (ii) increase any benefits otherwise payable under any Company Benefit Plan or other arrangement, (iii) result in the acceleration of the time of payment, vesting or funding of any benefits, or (iv) affect in any respects any Company Benefit Plan's current treatment under any Laws, including any tax or social contribution law.

                  (e) Each Company Benefit Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable laws (including the regulations and rules promulgated thereunder), including, without limitation, ERISA and the Code. The Company and the Company Subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or in violation of, any Company Benefit Plan. No action, claim or proceeding is pending or, to the Company's knowledge, threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course) and, to the Company's knowledge, no fact or event exists that could give rise to any such action, claim or proceeding. None of the Company, any Company Subsidiary or any person that is a member of the same controlled group as the Company, any Company Subsidiary, or under common control with the Company or any Company Subsidiary within the meaning of Section 414 of the Code (each, an "ERISA Affiliate") is subject to any penalty or tax with respect to any Plan under Section 402(i) of ERISA or Sections 4975 through 4980 of the Code.

                  (f) Each Company Benefit Plan that is intended to be qualified under Section 401(a) or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Company Benefit Plan for which determination letters are currently available that the Company Benefit Plan is so qualified and each trust established in connection with any Company Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust.

                  (g) The Company and the Company Subsidiaries have not incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability.

                  (h) All contributions, premiums or payments required to be made or accrued with respect to any Company Benefit Plan prior to the date hereof have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and, to the Company's knowledge, no fact or event exists which could give rise to any such challenge or disallowance.

                  (i) The Company does not have any Company Benefit Plan that is not subject to United States Law.

                  (j) The Company and the Company Subsidiaries are not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary or in the Company's or any Company Subsidiary's business, and currently, to the Company's knowledge, there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company or any Company Subsidiary; (ii) there are no controversies, strikes, slowdowns or work stoppages pending or, to the Company's knowledge, threatened between the Company or any Company Subsidiary and any of their employees, and the Company and the Company Subsidiaries have not experienced any such controversy, strike, slowdown or work stoppage within the past three years; (iii) the Company and the Company Subsidiaries have not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against the Company and the Company Subsidiaries under any such agreement or contract; (iv) there are no unfair labor practice complaints pending against the Company and the Company Subsidiaries before the National Labor Relations Board or any other Governmental Authority or, to the Company's knowledge, any current union representation questions involving employees of the Company or any Company Subsidiary; (v) the Company and the Company Subsidiaries are currently in material compliance with all applicable laws relating to the employment of labor, including those related to wages, hours, worker classification, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate governmental authority or are holding for payment not yet due to such governmental authority all amounts required to be withheld from employees of the Company or any Company Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (vi) the Company and the Company Subsidiaries have paid in full to all employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (vii) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the Company's knowledge, threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any Company Subsidiary; (viii) the Company and the Company Subsidiaries are not a party to, or otherwise bound by, any consent decree with, or citation by, any governmental authority relating to employees or employment practices; (ix) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the Company's knowledge, threatened with respect to the Company or any Company Subsidiary; and (x) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the Company's knowledge, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Company Subsidiary has employed or currently employs any person.

                  (k) Section 3.10(k) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of (i) the names, titles, annual salaries and other compensation of all officers of the Company and all other employees of the Company or any of the Company Subsidiaries whose annual compensation exceeds $75,000 and (ii) the compensation rights for non-exempt employees of the Company or any of the Company Subsidiaries (by classification).

                  SECTION 3.11. Contracts. (a) Section 3.11(a) of the Company Disclosure Schedule lists each of the following written contracts and agreements of the Company or any Company Subsidiary (such contracts and agreements being "Material Contracts"):

                  (i) each contract and agreement which (A) involved consideration of more than $100,000, in the aggregate, during the calendar year ended December 31, 2000 that continues to be executory,
         (B) is likely to involve consideration of more than $100,000, in the aggregate, during the calendar year ending December 31, 2001, or (C) is likely to involve consideration of more than $250,000, in the aggregate, over the remaining term of such contract, and which, in either case, cannot be canceled by the Company or any Company Subsidiary without penalty or further payment and without more than 90 days' notice;

                  (ii) all broker, distributor, dealer, manufacturer's representative, franchise, physician consulting, clinical study, data management, research, agency and sales promotion contracts and agreements to which the Company or any Company Subsidiary is a party;

                  (iii) all market research, market consulting and advertising contracts and agreements, management contracts (excluding contracts for employment), contracts with other consultants and any contracts and agreements involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Company Subsidiary or income or revenues related to any product of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party and, in each case, which is likely to involve consideration of more than $100,000, in the aggregate, during the calendar year ending December 31, 2001;

                  (iv) all contracts and agreements evidencing indebtedness in excess of $100,000;

                  (v) all leases and subleases of real property;

                  (vi) all contracts and agreements with any Governmental Authority to which the Company or any Company Subsidiary is a party other than in the ordinary course of the Company's business;

                  (vii) all contracts and agreements that limit or purport to limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or in any geographic area or during any period of time;

                  (viii) all contracts containing confidentiality requirements (including all nondisclosure agreements), which require the Company or any Company Subsidiary to keep confidential information belonging to third parties;

                  (ix) all non-arm's length contracts and agreements in excess of $10,000 individually between or among the Company or any Company Subsidiary and any shareholder or, to the Company's knowledge, any affiliate of such person;

                  (x) any other material agreement of the Company or any Company Subsidiary which is terminable upon or prohibits a change of ownership or control of the Company or any Company Subsidiary;

                  (xi) all contracts and agreements for Owned Intellectual Property or Licenses, other than (A) any sublicense implicit as a result of a sale or transfer to an end-user of any Company product and
         (B) any confidentiality or nondisclosure agreements, in each case entered into in the ordinary course of the Company's business;

                  (xii) all material contracts and agreements providing for benefits under any Company Benefit Plan;

                  (xiii) all material contracts or arrangements (excluding contracts with customs brokers or legal counsel prosecuting patents on behalf of the Company) that, to the Company's knowledge, result in any person or entity holding a power of attorney from the Company or any Subsidiary that relates to the Company, any Subsidiary or their respective businesses;

                  (xiv) all contracts for employment for persons required to be listed in Section 3.10(k) of the Disclosure Schedule;

                  (xv) all contracts and agreements with Group Purchasing Organizations (as defined in Section 11.02(a)) pursuant to which the Company or any Company Subsidiary sells products or pursuant to which the Company or any Company Subsidiary has agreed to utilize a electronic business-to-business exchange to sell its products; and

                  (xvi) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company and the Company Subsidiaries, taken as a whole, or to the conduct of their respective businesses, or the absence of which would prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement.

                  (b) (i) Each Material Contract is valid and binding on the Company or any Company Subsidiary, as the case may be, and, to the knowledge of the Company, on the other parties thereto (subject, in each case, to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditor's rights generally and subject, in each case as to enforceability, to the effect of general principles of equity) and is in full force and effect and represents, together with any other contracts listed on the Company Disclosure Schedule that relate to the same subject matter, the entire agreement between the respective parties with respect to the subject matter of such Material Contract;

                  (ii) The Company and the Company Subsidiaries have not (A) received any notice of termination or cancellation under any Material Contract, (B) received any notice of breach or default under any Material Contract, which breach has not been cured, and (C) granted to any other third party any rights, adverse or otherwise, under any Material Contract that would constitute a breach of such Material Contract; and

                  (iii) The Company, the Company Subsidiaries, and, to the Company's knowledge, any other party to each Material Contract, are not in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such Material Contract.

                  SECTION 3.12. Environmental Matters. The Company and the Company Subsidiaries (a) are in compliance with all Environmental Laws (as defined in Section 11.02(a)) applicable to the conduct of the business as presently conducted or to the assets and properties owned by the Company, except where noncompliance will not have a Company Material Adverse Effect, (b) hold all Environmental Permits (as defined in Section 11.02(a)) material to the conduct of the Company's and the Company Subsidiaries' businesses as presently conducted, except where the failure to have the Environmental Permit would not have a Company Material Adverse Effect and (c) are in compliance with their respective Environmental Permits for the conduct of their respective businesses presently conducted, except where noncompliance would not have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA (as defined in Section 11.02(a)) or any similar Law of any state, locality or any other jurisdiction. Neither the Company nor any Company Subsidiary has entered into or agreed in writing to any consent decree or order or is subject to such judgment, decree or judicial order relating to compliance by the Company or the Company Subsidiary with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined in Section 11.02(a)) and no such investigation, litigation or other proceeding is pending or, to the knowledge of the Company, threatened in writing against the Company, any Company Subsidiary, or, with respect to matters arising out of the Company's operations only, any Principal Shareholder with respect thereto.

                  SECTION 3.13. Intellectual Property. (a) Section 3.13(a)(i) of the Company Disclosure Schedule sets forth a true and complete list of all U.S. and foreign patents and patent applications, all Registered Proprietary Names and all Unregistered Proprietary Names in all countries of the world, all copyright registrations and applications for registration of copyrights, all domain names and applications for registration of domain names, all Company Software (as defined in Section 11.02(v)) included in the Owned Intellectual Property (as defined in Section 11.02(xiv)) and Licensed Intellectual Property (as defined in Section 11.02(xii)), and Licenses (as defined in Section 11.02(xiii)) (other than licenses of commercial off-the-shelf or shrink-wrap computer software) that are owned or controlled (in the sense of having the right to license others) by the Company, the Company Subsidiaries or any of their affiliate entities.

                  (b) Except as disclosed to Parent's outside patent counsel in meetings with the Company's patent counsel on February 6, 2001 and February 12, 2001, to the Company's knowledge (i) (A) the use of the Owned Intellectual Property, the Licensed Intellectual Property or the know-how owned or licensed by the Company in connection with the operation of the business of the Company or any Company Subsidiary as currently conducted, and (B) the manufacture, use, offer for sale, and sale of the Cutting Balloon(TM) atherotomy catheter, the TrackWire(R) guidewire, the Infiltrator(R) drug delivery catheter, the LP Stent(R) stent, the TEC(R) atherectomy catheter, and the Crossfinder angioplasty catheter (as such products exist as of the date hereof and, with respect to products currently under development, when commercialized in the United States, as currently contemplated) do not infringe or misappropriate or otherwise violate the Intellectual Property rights of any third party, and no claim is pending or threatened against the Company or any Company Subsidiary alleging any of the foregoing; and (ii) for the conduct of the business of the Company or any Company Subsidiary as presently conducted, no right, license, lease, consent, or other agreement is or will be required with respect to any patent, invention, know-how, technology, or the like, and any Proprietary Name, copyright, domain name, Company Software or other Intellectual Property other than those described in the schedule to this Section. None of the patents or patent applications listed in Section 3.13(a)(i) of the Company Disclosure
Schedule is involved in any interference, reexamination, conflict or opposition proceeding, and there has been no threat or other indication that any such proceeding will hereafter be commenced. None of the Proprietary Names or registrations or applications to use or register such Proprietary Names listed in the schedule to this Section is involved in any opposition, cancellation, nullification, interference, conflict or concurrent use proceeding, and to the Company's knowledge, there has been no threat or other indication that any such proceeding will hereafter be commenced.

                  (c) The Company or a Company Subsidiary is the exclusive owner of the entire and unencumbered right, title and interest in and to each item of the Owned Intellectual Property, and, to the Company's knowledge, is entitled to use the Owned Intellectual Property and Licensed Intellectual Property in the ordinary course of its business as presently conducted, subject only to the terms of the Licenses.

                  (d) To the Company's knowledge, the Owned Intellectual Property and Licensed Intellectual Property include all of the Intellectual Property used in the ordinary day-to-day conduct of the business of the Company or any Company Subsidiary, and there are no other items of Intellectual Property that are material to such ordinary day-to-day conduct of such business. The Owned Intellectual Property and, to the knowledge of the Company, the Licensed Intellectual Property are pending and in good standing, all without challenge of any kind, and are valid and enforceable, and have not been adjudged invalid or unenforceable (except for challenges to validity that may be received in the ordinary course of the prosecution of patent applications in patent offices) in whole or part.

                  (e) No legal proceedings are pending or, to the Company's knowledge, are threatened against the Company or any Company Subsidiary (i) based upon or challenging or seeking to deny or restrict the use by the Company of any of the Owned Intellectual Property or Licensed Intellectual Property,
(ii) alleging that any services provided by, processes used by, or products manufactured or sold by the Company or any Company Subsidiary infringe or misappropriate any Intellectual Property right of any third party, or (iii) alleging that the Licenses being licensed are in conflict with the terms of any third party license or other agreement.

                  (f) To the Company's knowledge, no third party is engaging in any activity that infringes or misappropriates the Owned Intellectual Property or Licensed Intellectual Property. The Company and the Company Subsidiaries have not granted any license or other right to any third party with respect to the Owned Intellectual Property or Licensed Intellectual Property. To the Company's knowledge, the consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property or Licensed Intellectual Property.

                  (g) The Company and the Company Subsidiaries have delivered or made available to Parent, as requested by Parent, true and correct and complete copies of patents, patent applications, license commitments and other agreements listed or described in Section

3.13 of the Company Disclosure Schedule and all applications and registrations for Proprietary Names and copyrights, licenses, leases, commitments and other agreements listed or described in the schedule to this Section, other than licenses of commercial off-the-shelf or shrink-wrap computer software.

                  (h) To the Company's knowledge, the Company Software is free of all viruses, worms and trojan horses, and does not contain any bugs, errors, or problems that materially disrupt its operation or have a material adverse impact on the operation of other software programs or operating systems as used in the Company's business as presently conducted. The Company and the Company Subsidiaries have obtained all approvals necessary for exporting and importing the Company Software into any country in which the Company Software is now sold or licensed for use, and all such export and import approvals in the United States and throughout the world are valid, current, outstanding and in full force and effect. No rights in the Company Software have been transferred to any third party, except to the customers of the Company or any Company Subsidiary to whom the Company or any Company Subsidiary has licensed such Company Software in the ordinary course of business.

                  (i) To the Company's knowledge, the Company and the Company Subsidiaries have a license to use all software development tools, library functions, compilers and other third-party software that are material to the business of the Company or any Company Subsidiary as presently conducted, or that are required to operate or modify the Company Software as used in the Company's business as presently conducted.

                  (j) The Company and the Company Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of their trade secrets and other confidential Intellectual Property.

                  (k) To the knowledge of the Company, (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property of the Company or any Company Subsidiary by any person,
(ii) no employee, independent contractor or agent of the Company or any Company Subsidiary has misappropriated any trade secrets of any other person in the course of such performance as an employee, independent contractor or agent, and
(iii) no employee, independent contractor or agent of the Company or any Company Subsidiary is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

                  (l) Each current director, officer, employee and consultant of the Company or any Company Subsidiary whose annual compensation exceeds $50,000, all current research and development personnel at the Company or any Company Subsidiary and each person named as an inventor of the patents listed in Section 3.13(a)(i) of the Company Disclosure Schedule has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form provided to Parent. The Company is not aware that any of its employees or consultants is in violation thereof. To the Company's knowledge, all consultants to or vendors of the Company or any Company Subsidiary with access to confidential information of the Company or any Company Subsidiary are parties to written agreements substantially in the form provided to Parent under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of the Company or any Company Subsidiary. The Company and the Company Subsidiaries are not aware that any of their consultants or vendors are in violation thereof.

                  SECTION 3.14. Taxes. (a) (i) All returns and reports in respect of Taxes required to be filed with respect to the Company and each Company Subsidiary have been timely filed; (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) accruals will be provided for all estimated Taxes (based on a reasonable estimate of the Company's taxable income) for periods or portions thereof ending on the Closing Date; (iv) all such returns and reports are true, correct and complete in all material respects; (v) no adjustment relating to such returns or reports has been proposed formally or informally by any Tax authority and, to the best knowledge of the Company and the Company Subsidiaries, no basis exists for any such adjustment; (vi) there are no pending or, to the best knowledge of the Company and the Company Subsidiaries, threatened actions or proceedings for the assessment or collection of Taxes against the Company or any Company Subsidiary; (vii) no claim has been made by a Governmental Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax returns that the Company or any Company Subsidiary may be subject to Tax in such jurisdiction; (viii) no consent under Section 341(f) of the Code has been filed with respect to the Company or any Company Subsidiary; (ix) there are no tax liens on any assets of the Company or any Company Subsidiary; (x) neither the Company nor any Company Subsidiary is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by the Company or a Company Subsidiary of any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to Section 280G(b)(4) of the Code); (xi) except as provided in Section 2.04, no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement; (xii) neither the Company nor any Company Subsidiary has been a member of any affiliated group (within the meaning of Section 1504(a)(1) of the Code), other than the affiliated group for which the Company files a consolidated return as the common parent, for any period for which the statute of limitations for any Tax has not expired; (xiii) none of the Company or the Company Subsidiaries has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; (xiv) none of the Company or the Company Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xv) none of the Company or the Company Subsidiaries is subject to any accumulated earnings tax penalty or personal holding company tax; (xvi) the Company has not been a party to a transaction described in Section 355 of the Code, and (xvii) since July 31, 2000, none of the Company or the Company Subsidiaries has made, changed or revoked any material Tax election, changed any annual Tax accounting period, adopted or changed any method of Tax accounting, filed any amended Tax return, entered into any closing agreement, settled any Tax claim or assessment, surrendered any right to claim a Tax refund, consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment or taken or omitted to take any other action with respect to Taxes, if any such action or omission would have the effect of materially increasing the Tax liability of the Company, any Company Subsidiary, Parent or any affiliate of Parent.

                  (b) (i) There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company or any Company Subsidiary may be subject; (ii) none of the Company or the Company Subsidiaries (A) has or is projected to have an amount includible in its income for the current taxable year under Section 951 of the Code, (B) has been a passive foreign investment company within the meaning of
Section 1296 of the Code, (C) has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or (D) has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code; (iii) there are no requests for information currently outstanding that could affect the Taxes of the Company or any Company Subsidiary; (iv) there are no proposed reassessments of any property owned by the Company or any Company Subsidiary or other proposals that could increase the amount of any Tax to which a Company would be subject; and (v) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company or a Company Subsidiary.

                  (c) As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customs' duties, tariffs and similar charges.

                  SECTION 3.15. Assets. Except as would not individually or in the aggregate, have a Company Material Adverse Effect, the Company or a Company Subsidiary owns, leases or has the legal right to use all of the material properties and assets, including, without limitation, real property and personal property (other than Intellectual Property, which is covered by Section 3.13 hereof) used, in or necessary for the conduct of the business of the Company or any Company Subsidiary as it is currently conducted and, with respect to contract rights, is a party to and enjoys the right to the benefits of all material contracts, agreements and other arrangements used or intended to be used by the Company or any Company Subsidiary in or relating to the conduct of the business of the Company or any Company Subsidiary (all such properties, assets and contract rights being the "Assets"). The Company or a Company Subsidiary has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all encumbrances, except such encumbrances (i) arising in the ordinary course of business, (ii) reflected in the Audited Financial Statements or Interim Financial Statements or (iii) which have not had, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  SECTION 3.16. Certain Interests. (a) No Company Shareholder, or, to the Company's knowledge, any affiliate thereof, who beneficially owns 5% or more of the capital stock of the Company (on an as-converted basis) or 5% or more of the capital stock of any Company Subsidiary and no officer or director of the Company or any Company Subsidiary and, to the Company's knowledge, no immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director has any direct or indirect (excluding interests of a venture capital fund affiliated with any director of the Company) financial interest in any competitor, supplier or customer of the Company or any Company Subsidiary; provided, however, that the ownership of securities representing no more than 2% of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" as long as the person owning such securities has no other connection or relationship with such competitor, supplier or customer.

                  (b) No Company Shareholder or, to the Company's knowledge, their affiliates and no officer or director of the Company or any Company Subsidiary and, to the knowledge of the Company, no immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director:

                  (i) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Company or any Company Subsidiary uses in the conduct of its business (except for any such ownership or interest resulting from the ownership of securities in a public company); or

                  (ii) has outstanding any indebtedness to the Company or any Company Subsidiary.

                  (b) Except for the payment of employee compensation in the ordinary course of business, the Company and the Company Subsidiaries do not have any liability or any other obligation of any nature whatsoever: (i) to any shareholder, or, to the Company's knowledge, any affiliate thereof, who beneficially owns 5% or more of the capital stock of the Company (on an as-converted basis) or 5% or more of the capital stock of any Company Subsidiary; (ii) to any officer or director of the Company or any Company Subsidiary; (iii) to the knowledge of the Company, to any immediate relative or spouse (or immediate relative of such spouse) of any such officer or director; or (iv) to any other shareholder of the Company or any Company Subsidiary, except, for the purposes of this clause (iv) only, for any arm's length liability or obligation which does not exceed $10,000 individually.

                  SECTION 3.17. Insurance Policies. Section 3.17 of the Company Disclosure Schedule sets forth a true and complete list of all insurance policies held by the Company or any Company Subsidiary. True and complete copies of all such policies have been provided or made available by the Company to Parent. All premiums due to the date hereof on such policies have been paid. The Company and the Company Subsidiaries have not failed to give any notice or present any claim under any such policy in a timely fashion, except where such failure would not prejudice the Company's or a Company Subsidiary's ability to make a claim. Such insurance to the date hereof has (i) been maintained in full force and effect and (ii) not been canceled or changed, except to extend the maturity dates thereof.

                  SECTION 3.18. Brokers. No broker, finder or investment banker (other than U.S. Bancorp Piper Jaffray ("Piper Jaffray")) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Piper Jaffray pursuant to which such firm would be entitled to any payment relating to the Transactions.

                  SECTION 3.19. No Misstatements. No representation or warranty made by the Company in this Agreement or the Company Disclosure Schedule contains any untrue statement of a material fact, or omits, when taken as a whole, to state a material fact, necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                  SECTION 3.20. Vote Required. The only votes of the holders of any classes or series of capital stock of the Company necessary to approve this Agreement and the Transactions is (a) the affirmative vote of the holders of at least a majority of the outstanding shares of each of the Company Common Stock, voting as a single class, and the Company Preferred Stock, voting as a single class, in favor of the approval of this Agreement, and (b) the affirmative vote of at least 75 percent of the shares held by "disinterested shareholders" to satisfy the shareholder approval requirements of Section 280G of the Code.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Except as set forth in the disclosure schedule delivered by Parent and Merger Sub to the Company concurrently with the execution of this Agreement (the "Parent Disclosure Schedule") and which provides an exception to or otherwise qualifies in reasonable detail with specific Section references, the representations or warranties Parent and Merger Sub specifically referred to therein, except where readily apparent from the language in the Parent Disclosure Schedule that such disclosure also applies to another Section, Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

                  SECTION 4.01. Organization and Qualification. Each of Parent, Merger Sub and each of Parent's "significant subsidiaries" (within the meaning of Rule 1-02 of Regulation S-X as promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) (collectively, the "Parent Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not prevent or materially delay consummation of the Transactions, and would not, individually or in the aggregate, result in a Parent Material Adverse Effect (as defined below). Each of Parent, Merger Sub and each of Parent Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in each the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed or in good standing that have not had or would not, individually or in the aggregate, have a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means any circumstance, change or effect that is, or is reasonably likely to be, materially adverse to the business, operations, financial condition and results of operations of Parent and Parent Subsidiaries taken as a whole; provided, however, that none of the following shall be deemed, singly or in the aggregate, to constitute, or be considered in determining whether there exists, a Parent Material Adverse
Effect: any circumstance, change or effect (i) resulting from the announcement or pendency of the Transactions or (ii) resulting from any change in the healthcare or cardiovascular disease treatment industry, or in general economic conditions, in each case that are not specifically related to the Parent, the Parent Subsidiaries or its business. Parent has heretofore furnished to the Company a true and correct copy of the Certificate of Incorporation and By-laws of Merger Sub and such Certificate of Incorporation and By-laws are in full force and effect.

                  SECTION 4.02. Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL and California Law and, if necessary, the HSR Act filing (as described in Section 3.05)). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditor's rights generally and subject, as to enforceability, to the effect of general principles of equity.

                  SECTION 4.03. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not (i) conflict with or violate their respective organizational documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.03(b) have been obtained and all filings and obligations described in Section 4.03(b) have been made, conflict with or violate in any material respect any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not prevent or materially delay consummation of the Transactions or otherwise prevent or materially delay Parent and Merger Sub from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except
(i) for the pre-merger notification requirements of the HSR Act and the filing and recordation of appropriate merger documents as required by the DGCL and California Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Transactions or otherwise prevent or materially delay Parent and Merger Sub from performing its obligations under this Agreement.

                  SECTION 4.04. Financing. Parent has, and shall have at the Effective Time, funds available sufficient to permit Parent to pay the Initial Merger Consideration and the License Contingent Payment pursuant to Sections
2.01 and 2.03, respectively.

                  SECTION 4.05. Ownership of Merger Sub; No Prior Activities. Parent owns all of the outstanding capital stock of Merger Sub. Merger Sub was formed by Parent solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and this Agreement and the Transactions, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

                  SECTION 4.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

                                   ARTICLE V

                    CONDUCT OF BUSINESSES PENDING THE MERGER

                  SECTION 5.01. Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the earlier to occur of the Effective Time and the termination of this Agreement, except as set forth in Section 5.01 of the Company Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed):

                  (i) the Company shall use its commercially reasonable efforts to conduct the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries in the ordinary course of business and in a manner consistent with past practice; and

                  (ii) the Company shall use its commercially reasonable efforts to preserve substantially intact its business organization and the business organization of the Company Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations.

                  By way of amplification and not limitation, except as otherwise contemplated by this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, the Company and the Company Subsidiaries shall not, between the date of this Agreement and the earlier to occur of the Effective Time and the termination of this Agreement, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

                  (a) amend or otherwise change its organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary, including, without limitation, any grant of options to a "disqualified individual" within the meaning of Section 280G of the Code, except pursuant to the terms of options, warrants or preferred stock outstanding on the date of this Agreement or pursuant to shares reserved for issuance under the Company Stock Plans as of the date hereof;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except that the Company may repurchase, at cost, any shares of its capital stock subject to a right of repurchase;

                  (e) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or, except in the ordinary course of business and consistent with past practice, any assets in excess of $50,000 individually, or $250,000 in the aggregate;

                  (f) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice;

                  (g) authorize any capital expenditure in excess of $50,000 individually or $250,000 in the aggregate;

                  (h) increase the compensation payable or to become payable to its officers or employees, grant any severance or termination pay, or right thereto, to, or enter into any employment or severance agreement with, any director, officer or other employee of the

         Company or any Company Subsidiary, enter into any employment or consulting arrangements with any person who provides services to the Company or any Company Subsidiary that provides for compensation amounts that are not in accordance with past practice or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                  (i) enter into any contract or agreement in which the obligation of the Company or any Company Subsidiary exceeds $50,000, except in the ordinary course of business and consistent with past practice;

                  (j) enter into, amend or terminate any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01;

                  (k) other than in the ordinary course of business consistent with past practice, enter into any contract, agreement or obligation which shall not terminate or be subject to termination for convenience, in each case, without cost, by the Company or any Company Subsidiary upon notice of 30 days or less;

                  (l) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

                  (m) make, change or revoke any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action with respect to Taxes, if any such action or omission would have the effect of materially increasing the Tax liability of the Company, any Company Subsidiary, Parent or any affiliate of Parent; or

                  (n) (i) sell, assign, lease, terminate, abandon, transfer or otherwise dispose of or grant any security interest in and to any item of the Owned Intellectual Property or Licensed Intellectual Property, in whole or in part, (ii) grant any license with respect to any Owned Intellectual Property, other than license of Company Software to customers of the Company or any Company Subsidiary to whom the Company or any Company Subsidiary licenses such Company Software in the ordinary course of business, (iii) develop, create or invent any Intellectual Property jointly with any third party not exclusively assigned to the Company, or (iv) disclose, or allow to be disclosed, any confidential Owned Intellectual Property, unless such Owned Intellectual Property is subject to a confidentiality or nondisclosure covenant protecting against disclosure thereof.

                  SECTION 5.02. Conduct of Business by Parent Pending the Merger. Parent agrees that, between the date of this Agreement and the earlier to occur of the Effective Time and the termination of this Agreement, unless Company shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed):

                  (i) Parent shall use all commercially reasonable efforts (A) not to interfere with the Company's efforts to keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries, and (B) to preserve the current relationships of the Company and the Company Subsidiaries with their respective customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations; and

                  (ii) Parent shall use all commercially reasonable efforts to instruct its employees or distributors not to (A) take any action which would reasonably be expected to adversely affect the Company's sales of the Company Covered Products, and (B) make any representations about the Company's products or business, or Parent's intentions regarding pricing or distribution of the Company's products after the Effective Time.

                  By way of amplification and not limitation, except as otherwise contemplated by this Agreement, Parent shall not, between the date of this Agreement and the earlier to occur of the Effective Time and the termination of this Agreement, directly or indirectly, do, or propose to do, any of the following without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed):

                  (a) with respect to the field of the Cutting Balloon(TM) atherotomy catheter only, acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof, which would prevent the Company from meeting the Six-Month Target Amount or Twelve-Month Target Amount; or

                  (b) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, which would prevent Parent from paying the Initial Merger Consideration or the License Contingent Payment.

                  SECTION 5.03. Notification of Certain Matters. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied, and (ii) any failure of Parent or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and which, in either (i) or (ii), in each case or when aggregated with any other event or failure, could reasonably be expected to provide the notified party the right to terminate this Agreement pursuant to
Section 8.01; provided, however, that the delivery of any notice pursuant to this Section 5.03 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  SECTION 6.01. Company Shareholders' Meeting. (a) The Company shall (i) in accordance with California Law and the Company's Articles of Incorporation and By-laws, duly call, give notice of, convene and hold a meeting of the Company Shareholders (the "Company Shareholders' Meeting") for the purpose of voting upon the approval of the Merger and this Agreement and (ii) recommend that the Company Shareholders vote in favor of the approval of the Merger and this Agreement. The Company shall use best efforts to hold the Company Shareholders' Meeting as soon as practicable after the date hereof, and in any event within 40 days after the date hereof.

                  (b) The Company shall take all commercially reasonable efforts to obtain a shareholder vote that satisfies the shareholder approval requirements of Section 280G of the Code approving payments and benefits, including, without limitation, the acceleration of the vesting and exercisability of Company Stock Options, resulting, either alone or together with another event, and either solely or partially, from the consummation of any transaction contemplated by this Agreement or as a result of a "change in control" within the meaning of such term under any Plan or Section 280G of the Code.

                  (c) Not more than five business days after the Closing Date the Company shall provide to Parent a schedule to be presented by Parent to the Paying Agent that accurately sets forth (without rounding) on a Fully Diluted Company Stock Amount basis for each Company Shareholder and each Company
Optionholder: (i) the name, address and social security number of each such Company Shareholder or Company Optionholder and (ii) such Company Shareholder's or Company Optionholder's participation interest (by percent ownership and dollar value) in the Initial Merger Consideration and each Contingent Payment.

                  SECTION 6.02. Access to Information; Confidentiality. (a) From the date of this Agreement to the Effective Time, the Company shall: (i) provide to Parent (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company or any Company Subsidiary and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company or any Company Subsidiary as Parent or its Representatives may reasonably request.

                  (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated as of October 27, 2000 (the "Confidentiality Agreement"), between the Company and Parent. The
Confidentiality Agreement shall survive the execution and delivery of this Agreement and the Effective Time.

                  SECTION 6.03. No Solicitation of Transactions. (a) The Company shall not, directly or indirectly, and shall instruct its directors, officers, shareholders, employees, agents, affiliates, advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or knowingly take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with, or provide any information to, any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or knowingly permit any of the directors, officers, shareholders or affiliates of the Company, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company, to take any such action directly or indirectly. The Company shall notify Parent promptly, and in any event within one business day after receipt by the Company (or any of its officers or directors, or, after the Company being made aware of the receipt by any of its shareholders, employees, agents, affiliates, advisors or other representatives) of any proposal for, or inquiry respecting, any Competing Transaction, or any request for nonpublic information in connection with such proposal or inquiry or for access to the properties, books or records of the Company by any person or entity that informs or has informed the Company that it is considering making or has made such a proposal or inquiry. Such notice to Parent shall indicate in reasonable detail the identity of the person making such proposal or inquiry and the terms and conditions of such proposal or inquiry. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

                  (b) A "Competing Transaction" means any of the following involving the Company (other than the Transactions): (i) a merger, consolidation, share exchange, business combination or other similar transaction after the consummation of which the Company Shareholders would own less than 85% of the voting power in the surviving entity; (ii) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such party and its subsidiaries, taken as a whole; (iii) a tender offer or exchange offer for 15% or more of the outstanding voting securities of such party; or (iv) the sale or license of any Intellectual Property rights related to the Company Covered Products.

                  SECTION 6.04. Employee Benefits Matters. (a) As soon as practicable after the date hereof but in any event prior to the Effective Time, the Company will use its best efforts to enter into the Employment Agreements with the individuals set forth in Section 6.04(a) of the Company Disclosure Schedule.

                  (b) Following the Effective Time, Parent shall either: (i) adopt and maintain all Company Benefit Plans (other than the Company Stock Plans), as in existence immediately prior to the Effective Time, and, accordingly, such Company Benefit Plans shall thereby continue in full force and effect and each such Company Benefit Plan shall be subject to the same terms and conditions as in effect under the Company Benefit Plans and policies as in existence immediately prior to the Effective Time for a period of at least one year, or (ii) arrange for each employee of the Company or any Company Subsidiary to participate in any "Parent Benefit Plan" maintained for similarly situated employees of Parent (which shall mean all plans, programs, and arrangements that are maintained by Parent from time to time) in accordance with the eligibility criteria thereof, provided that (x) Company employees participating in a Parent Benefit Plan shall receive full credit for years of service with the Company or any Company Subsidiary prior to the Effective Time (in addition to any other service otherwise credited by the Company or any Company Subsidiary) for all purposes for which service was recognized under the Company Benefit Plans, including, but not limited to, eligibility to participate, vesting, and to the extent not duplicative of benefits received under such Company Benefit Plan, the amount of benefits, (y) Company employees participating in the Parent Benefit Plan, and such participants' dependents shall participate in Parent Benefit Plan (to the extent that the terms and conditions of each Parent Benefit Plan and each Company Benefit Plan provide for coverage and/or benefits of eligible employees' dependents) on terms in no way less favorable than those offered by Parent to employees of Parent from time to time, and (z) Parent shall cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any Parent Benefit Plan to be waived with respect to such Company employees and their eligible dependents (if applicable) and shall provide each such Company employees with credit for any co-payments and deductibles owed prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under all Parent Benefit Plans in which such participants are eligible to participate in after the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any employee of the Company or the funding of any such benefit.

                  (c) Parent shall, and shall cause the Surviving Corporation to, (i) maintain the Company's General Cash Bonus Program as modified by Section
3.10 of the Company Disclosure Schedule (the "Cash Bonus Program"), and to pay such cash bonus to the participating Company employees in full in February 2002; provided that the Company satisfies the performance objectives set forth in the Cash Bonus Program, as modified by Section 3.10 of the Company Disclosure Schedule; (ii) provide Company employees a fully-paid vacation for the entire week beginning December 25, 2001 and ending on January 1, 2002, in addition to all other vacations and vacation time currently provided to the Company's employees; provided that the Company satisfies the performance objectives set forth in the Cash Bonus Program; (iii) maintain the Company's sales commission programs for the Clinical Team and the Sales Team for fiscal year ended July 31, 2001, as set forth in Section 3.10 of the Company Disclosure Schedule (the "Sales Commissions"), and to pay such Sales Commissions to the participating Company employees in full as they become due, and (iv) maintain the incentive bonus program for Mr. Reiss as modified by Section 3.10 of the Company Disclosure Schedule (the "Reiss Bonus Program"), and to pay such incentive bonus to Mr. Reiss the sooner of February 1, 2002, or Mr. Reiss' last day of employment with the Company; provided that Mr. Reiss satisfies the performance objectives set forth in the Reiss Bonus Program, as modified by Section 3.10 of the Company Disclosure Schedule.

                  (d) Parent shall, and shall cause the Surviving Corporation to, establish a cash bonus program (the "Performance Bonus Plan") that is designed to replace the cancelled Performance-Based Options, as contemplated in
Section 2.04, which shall provide those Company Optionholders who held such Performance-Based Options (the "Performance Optionees") with the opportunity to earn a cash bonus equal to the Common Stock Merger Consideration and any Performance Remainder Per Share Payments and payable (after deducting the exercise price that would have been payable by any such Company Optionholder upon exercise of the applicable cancelled Performance-Based Option) in accordance with all the terms and conditions of the Common Stock Merger Consideration and the Performance Remainder Per Share Payments. At the Closing, Parent shall fund the Performance Bonus Plan with an amount, in cash, equal to
(A) the Maximum Performance Stock Amount multiplied by the Initial Per Share Common Payment less (B) the aggregate exercise price that would have been payable by all such Company Optionholders upon exercise of the applicable cancelled Performance-Based Option (the "Initial Performance Plan Fund Amount"). The amount of the Initial Performance Plan Fund Amount not earned by any Performance Optionee (the "Initial Performance Bonus Remainder") pursuant to the terms of the Performance Bonus Plan shall be paid to the Company Shareholders and the other Performance Optionees in the form of a Performance Remainder Per Share Payment pursuant to Section 2.02(b). In addition, on each date that a Contingent Payment is due pursuant to Section 2.03, Parent shall fund the Performance Bonus Plan with an additional amount, in cash, equal to the Maximum Performance Stock Amount multiplied by the applicable Contingent Per Share Payment (each, a "Subsequent Performance Plan Fund Amount"). The amount of the Subsequent Performance Plan Fund Amount not so earned by any Performance Optionee (each, a "Subsequent Performance Bonus Remainder") pursuant to the terms of the Performance Bonus Plan shall be paid to the Company Shareholders and the other Performance Optionees in the form of a Performance Remainder Per Share Payment pursuant to Section 2.02(b).

                  (e) Notwithstanding anything to the contrary in this Agreement, in the event that the shareholder approval referenced in Section 6.01(b) is not obtained, (i) the Company Stock Options, only to the extent the vesting and exercisability of such Company Stock Options pursuant to Section 2.04, together with all other payments to any "disqualified individual" within the meaning of Section 280G of the Code, would constitute "excess parachute payments" within the meaning of Section 280G of the Code (the "Non-Accelerated Options"), (A) shall not vest or become exercisable pursuant to Section 2.04 and
(B) shall be exchanged for the opportunity to participate in a cash bonus program (the "280G Plan") that is no less favorable as to the amount and timing of the payments thereunder than any payments that would have been made in respect of the Non-Accelerated Options had such Non-Accelerated Options not been so exchanged, (ii) the Fully Diluted Company Stock Amount shall be decreased to exclude any Non-Accelerated Options, (iii) the Initial Merger Consideration shall be reduced by, and Parent shall fund the 280 Plan with, an amount equal to
(A) the Non-Accelerated Options multiplied by the Initial Per Share Common Payment (with the denominator as reduced pursuant to subsection (ii) above) less
(B) the aggregate exercise price that would have been payable by all such holders of Non-Accelerated Options upon exercise of the applicable exchanged Non-Accelerated Option (the "Initial 280G Plan Fund Amount"), (iv) on each date that a Contingent Payment is due pursuant to Section 2.03, Parent shall fund the 280G Plan with an additional amount, in cash, equal to the Non-Accelerated Options multiplied by the applicable Contingent Per Share Payment (each, a "Subsequent 280G Plan Fund Amount"), and (v) the amount of the Initial 280G Plan Fund Amount not earned by any holder of a Non-Accelerated Option (the "Initial 280G Remainder") and the amount of any Subsequent 280G Plan Fund Amount not earned by any holder of a Non-Accelerated Option (each, a "Subsequent 280G Remainder") pursuant to the terms of the 280G Plan shall be paid to the Company Shareholders and the other holders of Non-Accelerated Options in the form of a Performance Remainder Per Share Payment pursuant to Section 2.02(b).

                  SECTION 6.05. Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transactions, (ii) obtain from Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement or the Transactions required under applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

                  SECTION 6.06. Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter until Closing, unless otherwise required by applicable Law, Parent and the Company shall not issue any press release or otherwise make any public statements with respect to this Agreement, or the Transactions without the prior written consent of Parent or the Company.

                  SECTION 6.07. Expenses. Other than as set forth in Section 2.03(j) and other than expenses incurred in connection with Article IX, all costs and expenses incurred in connection with this Agreement and the Transactions (including, without limitation, the fees and expenses of financial advisors, accountants and legal counsel) (i) if incurred by Parent and Merger Sub, shall be paid by Parent, and (ii) if incurred by the Company, shall be paid by the Company, provided, however, that to the extent that the aggregate fees and expenses of Piper Jaffray, the Company's accountants and the Company's legal counsel incurred in connection with this Agreement and the Transactions exceed $11,000,000 (the "Excess Fees") and invoices for such Excess Fees are presented to Parent or the Company on or prior to the date any Initial Per Share Payments are made to the Company Shareholders pursuant to Section 2.02 above, an amount equal to such Excess Fees actually paid by Parent or the Company may be deducted from the Initial Merger Consideration by Parent. To the extent that Excess Fees are incurred by the Company and invoices for such Excess Fees are not presented to Parent or the Company on or prior to the Closing Date and have not been previously deducted from the Initial Merger Consideration as contemplated by the preceding sentence, such Excess Fees may be deducted from the next Contingent Payment, if any. In the event that such Excess Fees exceed the Contingent Payments, if any, the Company Shareholders, severally and not jointly, shall indemnify and hold harmless and reimburse Parent and its affiliates from and against such Company Shareholder's ratable share of any and all such Excess Fees actually paid by Parent; provided, that such indemnification shall be subject to the same procedures and terms and conditions set forth in Sections 9.02(d), 9.04 and 9.05, and, prior to the Expiration Time (as defined in Section 9.01 below), 9.02(c) below assuming for such purpose that (i) such Excess Fees actually paid by Parent shall constitute a "Loss", (ii) Parent and its affiliates are each an "Indemnified Party," and (iii) the Company Shareholders are each an "Indemnifying Party."

                  SECTION 6.08. Company Loans. (a) After the date hereof, the Company shall use all commercially reasonable efforts to arrange for prepayment on the Closing Date of the principal amounts outstanding, plus all accrued and unpaid interest, under the Company Loan Agreements (as defined in Section 6.08(d)) as such amounts are set forth in Section 6.08(c) below (including any interest which has accrued in accordance with the terms of the Company Loan Agreements between the date hereof and such date of prepayment) (such aggregate amount being the "Company Loans Amount") in full satisfaction of the Company's obligations under the Company Loan Agreements. In the event that Goodman and Cardion A.G. (formerly known as Cardiogene), a company organized under the laws of Germany ("Cardion"), accept such prepayment of the Company Loans Amount as full satisfaction of the Company's obligations under the Company Loan Agreements, Parent shall pay the respective portion of the Company Loans Amount to each of Goodman and Cardion on the Closing Date.

                  (b) Notwithstanding anything to the contrary in Article IX, in the event that after the date hereof Goodman or Cardion make a claim in connection with the Company Loan Agreements (a "Company Loans Claim") either (i) to convert the aggregate principal and accrued interest under such Company Loan Agreements into shares of Company Common Stock, or (ii) to receive a payment as full satisfaction of the Company's obligations under the Company Loan Agreements, in either case that would result in the payment to Goodman and Cardion of an amount that exceeds the Company Loans Amount, the Company Shareholders, severally and not jointly, shall indemnify and hold harmless and reimburse Parent and its affiliates from and against any and all Losses (as defined in Section 9.02(a)) in excess of the Company Loans Amount arising out of or resulting from any such Company Loans Claim and the Company Shareholders (through the Merger Committee) shall assume and control the defense of such Company Loans Claim at their expense; provided, that to the extent not inconsistent with the assumption and control of the defense of such Company Loans Claim by the Company Shareholders, such indemnification shall be subject to the same procedures and terms and conditions set forth in Sections 9.02(d),
9.04 and 9.05 below assuming for such purpose that Parent and its affiliates are each an "Indemnified Party," and the Company Shareholders are each an "Indemnifying Party." Notwithstanding anything to the contrary in this Section 6.08, the parties hereto hereby expressly acknowledge that (A) a Company Loans Claim shall not include any Loss asserted by Goodman or its affiliates as arising out of or resulting from the Goodman Agreement, and (B) the indemnification by the Company Shareholders in this Section 6.08(b) shall not apply in the event of any failure on the part of Parent or its affiliates to pay or, at or prior to the Closing, fund the Company's payment of, the Company Loans Amount to Goodman and Cardion.

                  (c) The Company represents and warrants that, as of the date hereof:

                  (i) $15 million, plus approximately $2,221,000 in accrued interest, is outstanding under the First Goodman Loan Agreement (as defined in Section 6.08(d)),

                  (ii) $2 million, plus no accrued interest, is outstanding under the Second Goodman Loan Agreement (as defined in Section 6.08(d)), and

                  (iii) $500,000, plus no accrued interest, is outstanding under the Cardion Agreement (as defined in Section 6.08(d)).

                  (d) As used in this Agreement, the following terms shall have the following meanings:

                  (i) "Cardion Agreement" means the Investment and Convertible Debt Agreement, dated as of July 1, 1999, between the Company and Cardion.

                  (ii) "Company Loans" means the debt outstanding pursuant to the terms of the Company Loan Agreements.

                  (iii) "Company Loan Agreements" means, collectively, the Goodman Loan Agreements and the Cardion Agreement.

                  (iv) "First Goodman Loan Agreement" means the Loan/Convertible Debt Agreement, dated as of September 12, 1996, among the Company, Charger Europe and Goodman.

                  (v) "Goodman Loan Agreements" means, collectively, the First Goodman Loan Agreement and the Second Goodman Loan Agreement.

                  (vi) "Second Goodman Loan Agreement" means the
         Loan/Convertible Debt Agreement, dated as of September 25, 1997, among the Company, Charger Europe and Goodman.

                  SECTION 6.09. Director and Officer Indemnification. (a) From and after the Effective Time, Parent will, and Parent will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of Company and any Company Subsidiary pursuant to the indemnification agreements between the Company or any Company Subsidiary and its respective current or past directors, officers, employees or agents as of the Effective Time (the "Company Indemnified Parties") listed in Section 6.09 of the Company Disclosure Schedule and any indemnification provisions under Company's Articles of Incorporation or By-laws as in effect on the date hereof. The Articles of Incorporation and By-laws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Company Indemnified Parties as those contained in the Articles of Incorporation and By-laws of Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Company, unless such modification is required by law.

                  (b) From the Effective Time until the sixth anniversary thereof, the Parent shall cause the Surviving Corporation to maintain in effect, for the benefit of the current or future directors and officers of the Company with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company and any Company Subsidiary as of the date of this Agreement (the "Existing Policy"); provided, however, that the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage; and provided further, that in no event shall Parent or the Surviving Corporation be required to expend pursuant to this Section 6.09(b) more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance (which current annual premiums the Company represents and warrants to be approximately $30,000 in the aggregate).

                  (c) Parent and the Surviving Corporation jointly and severally agree to pay all expenses, including reasonable attorneys' fees, that may be incurred by any Company Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.09 to the extent that such Company Indemnified Party is determined to be entitled to indemnification under this
Section 6.09.

                  (d) This Section 6.09 shall survive the consummation of the Merger at the Effective Time, is intended to be for the benefit of, and enforceable by, each person entitled to indemnification pursuant hereto and each such person's or entity's heirs and representatives, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

                  SECTION 6.10. French Valley Contract. Parent shall fulfill all of its obligations under the Contract of Sale dated the date hereof between Reisung Enterprises, Inc., a California corporation and Parent (the "French Valley Contract") in accordance with the terms and conditions therein.

                  SECTION 6.11. Foreign Governmental Approvals. The parties hereto hereby agree that in the event that any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority of any foreign jurisdiction is required in order to implement the Merger in such foreign jurisdiction, the parties will negotiate in good faith to defer the implementation of the Merger in such jurisdiction until such consent, approval, authorization, permit, filing or notification is obtained or made

                                  ARTICLE VII

                        CONDITIONS TO THE MERGER SECTION

                  7.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) by Parent or the Company of the following conditions:

                  (a) this Agreement shall have been approved and adopted by the requisite affirmative vote of the Company Shareholders in accordance with California Law and the Company's Articles of Incorporation;

                  (b) no Governmental Authority or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; and

                  (c) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  SECTION 7.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) by Parent of the following additional conditions:

                  (a) each of the representations and warranties of the Company contained in this Agreement (without giving effect to any materiality qualifications or limitations therein or any references therein to Company Material Adverse Effect) shall be true and correct, in each case as of the Effective Time as though made on and as of the Effective Time, except (i) for such failures, individually or in the aggregate, to be true and correct that would not have a Company Material Adverse Effect; (ii) that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date; and (iii) for changes expressly permitted or contemplated by the terms of this Agreement, and Parent shall have received a certificate of a duly authorized officer of the Company to such effect;

                  (b) the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Company on or prior to the Effective Time, and Parent shall have received a certificate of the Chief Executive Officer of the Company to that effect;

                  (c) Parent shall have received, each in form and substance reasonably satisfactory to Parent, (i) all required authorizations, consents, orders and approvals of all Governmental Authorities and officials, if any, and
(ii) all third party consents set forth in Section 7.02(c) of the Company Disclosure Schedule;

                  (d) no event or events shall have occurred, which, individually or in the aggregate, have a Company Material Adverse Effect;

                  (e) the individuals who will enter into the Employment Agreements shall remain employed by the Company;

                  (f) the Company shall have executed and delivered to Parent counterparts of the Agreement of Merger to be filed with the Secretary of State of the State of California and the Certificate of Merger to be filed with the Secretary of State of the State of Delaware;

                  (g) there shall not be pending or threatened any suit, action, investigation or proceeding to which a Governmental Authority is a party (i) seeking to restrain or prohibit the consummation of the Transactions or seeking to obtain from Parent or the Company any damages that are material or (ii) seeking to prohibit or limit the ownership or operation by Parent or the Company of any material portion of their respective businesses or assets;

                  (h) Parent shall have received the opinion of Wilson Sonsini Goodrich & Rosati, P.C., special counsel to the Company, or another counsel reasonably satisfactory to Parent, and of Michael Klicpera, counsel to the Company, substantially in the form attached hereto as Exhibit D; and

                  (i) Dissenting Shares shall comprise not more than 15% of the Company Stock outstanding immediately prior to the Effective Time.

                  SECTION 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) by the Company following additional conditions:

                  (a) each of the representations and warranties of Parent and Merger Sub contained in this Agreement (without giving effect to any materiality qualifications or limitations therein or any references therein to Parent Material Adverse Effect) shall be true and correct, in each case as of the Effective Time, as though made on and as of the Effective Time, except (i) for such failures, individually or in the aggregate, to be true and correct that would not have a Parent Material Adverse Effect; (ii) that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date; and (iii) for changes expressly permitted or contemplated by the terms of this Agreement, and the Company shall have received a certificate of a duly authorized officer of Parent to such effect;

                  (b) Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Parent and Merger Sub on or prior to the Effective Time, and the Company shall have received a certificate of a duly authorized officer of Parent to that effect;

                  (c) Merger Sub shall have executed and delivered to the Company counterparts of the Agreement of Merger to be filed with the Secretary of State of the State of California and the Certificate of Merger to be filed with the Secretary of State of the State of Delaware; and

                  (d) The Company shall have received the opinion of Shearman & Sterling, special counsel to Parent and Merger Sub, or another counsel reasonably satisfactory to the Company, substantially in the form attached hereto as Exhibit E.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.01. Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

                  (a) by mutual written consent duly authorized by the Board of Directors of each of Parent and the Company;

                  (b) by Parent or the Company, if the Effective Time shall not have occurred on or before the later of (i) 60 days from the date hereof, (ii) ten days after the date of the Company Shareholders' Meeting, or (iii) if the waiting period applicable to the consummation of the Merger under the HSR Act has not expired or been terminated within 30 days after the submission by the Company and Parent of the pre-merger notification requirements of the HSR Act, then 120 days from the date hereof, provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before May 31, 2001;

                  (c) by Parent or the Company, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger; provided, however, that the right to terminate this Agreement under this Section 8.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement hereunder has been the cause of, or resulted in, such Order;

                  (d) by Parent upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 7.02(a) or 7.02(b) would not be satisfied ("Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of their best efforts and for so long as the Company continues to exercise such best efforts, Parent may not terminate this Agreement under this Section 8.01(d), unless such breach is not cured within 30 days after notice thereof is provided by Parent to the Company; or

                  (e) by the Company upon a breach of any material representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 7.03(a) or 7.03(b) would not be satisfied ("Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by Parent and Merger Sub through the exercise of their respective best efforts and for so long as Parent and Merger Sub continue to exercise such best efforts, the Company may not terminate this Agreement under this Section 8.01(e), unless such breach is not cured within 30 days after notice thereof is provided by the Company to Parent.

                  SECTION 8.02. Notice of Termination; Effect of Termination. In the event the Company or Parent shall elect to terminate this Agreement pursuant to Section 8.01, it shall give written notice of such termination to the other party, which notice shall state the reasons for such termination. In the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub, or the Company or any of their respective shareholders, officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, or the breach of the covenants or agreements set forth in this Agreement.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the Company Shareholders by execution of an instrument in writing signed on behalf of each of Parent and Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such Company Shareholders without the further approval of such Company Shareholders.

                  SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions for the benefit of such party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The delay in or failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a wavier of such rights.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  SECTION 9.01. Survival of Representations and Warranties. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Effective Time but shall terminate on the earlier to occur of (a) 18 months following the Effective Time and (b) the date on which Parent shall transfer all of the Contingent Payments to the Paying Agent (the "Expiration Time"); provided, however, that the representations and warranties set forth in Section 3.14 shall survive until the end of the applicable statute of limitations; and provided, further, that any such covenants and agreements (including, without limitation, Section 6.09 and Article X) shall survive indefinitely to the extent specifically contemplated by the terms thereof. Notwithstanding anything to the contrary herein, the parties hereto expressly acknowledge that no party hereto shall have any rights to indemnification under this Agreement with respect to any representation or warranty of any other party hereto that was true and correct as of the date hereof but was not true and correct as of a later date. Neither the period of survival nor the liability of a party hereto with respect to such party's representations and warranties shall be reduced by any investigation made at any time by or on behalf of another party hereto. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a party hereto to another party hereto, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

                  SECTION 9.02. Indemnification by the Company Shareholders. (a) Except as provided in Sections 6.07 and 6.08(b), after the Effective Time through the Expiration Time, Parent and its affiliates (including, after the Effective Time, the Surviving Corporation), officers, directors, employees, agents, successors and assigns (collectively, the "Parent Indemnified Parties") shall be indemnified and held harmless by the Company Shareholders, severally and not jointly, for such Company Shareholder's ratable share of any and all accrued, absolute, matured or determined liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses and other costs of defending, investigating or settling claims) actually suffered or incurred by them (including, without limitation, in connection with any action brought or otherwise initiated by any of them) (hereinafter, a "Loss"), arising out of or resulting from:

                  (i) the breach of any representation or warranty made by the Company in this Agreement; or

                  (ii) the breach of any covenant or agreement made by the Company in this Agreement.

                  (b) Except as provided in Sections 6.07 and 6.08(b), notwithstanding anything to the contrary contained in this Agreement, except with respect to claims based on fraud, the sole remedy of the Parent Indemnified Parties with respect to the matters contemplated by this Agreement shall be indemnification pursuant to this Section 9.02, and:

                  (i) the maximum aggregate amount of indemnifiable Losses arising out of or resulting from the causes enumerated in Section 9.02(a) that may be recovered from the Company Shareholders shall be limited to $110,000,000 of the Net Sales Contingent Payments and the set-off against the Net Sales Contingent Payments pursuant to Section 9.02(c) shall be the Parent Indemnified Parties' sole remedy to receive any payments pursuant to this Section 9.02;

                  (ii) no indemnification payment by the Company Shareholders with respect to any indemnifiable Loss otherwise payable under Section 9.02(a) and arising out of or resulting from the causes enumerated in
         Section 9.02(a) shall be payable (A) unless the individual indemnifiable Loss exceeds $10,000 (in which case such Loss shall only count towards the $5,000,000 in subclause (B) below if such Loss can be aggregated with another Loss which results from a similar event or condition which gave rise to such Losses), and (B) until such time as all such indemnifiable Losses shall aggregate to more than $5,000,000, after which time the Company Shareholders shall be liable in full for all indemnifiable Losses (including the first $5,000,000).

                  (c) Except as provided in Sections 6.07 and 6.08(b), any indemnifiable Loss owed to any Parent Indemnified Party pursuant to this Section
9.02 may only be satisfied by offset against any Net Sales Contingent Payment which may become payable to the Company Shareholders pursuant to Section 2.03(d). In the event that Parent claims an indemnification payment is due pursuant to Section 9.02(a), Parent may withhold a portion of a Net Sales Contingent Payment that is otherwise due pursuant to Section 2.03(d) until the dispute with respect to the indemnifiable Loss is resolved, provided, however, that in no event shall Parent withhold a portion of the Net Sales Contingent Payment in excess of the amount of the indemnifiable Loss in dispute. In the event that, upon resolution of such dispute in accordance with Section 9.04, Parent is deemed to have incorrectly withheld a portion of a Net Sales Contingent Payment, Parent shall promptly pay such incorrectly withheld portion to the Paying Agent in cash (subject to Section 2.02(f)), together with interest on such portion calculated from the date such withheld portion was originally withheld and calculated at the rate announced by J.P. Morgan Chase & Co. at its principal office as its prime commercial lending rate as of the first of January of the year in which the interest accrues.

                  (d) Payments by the Company Shareholders pursuant to this
Section 9.02 shall be limited to the amount of any Loss that remains after deducting therefrom any insurance proceeds or other similar payment recovered by the Parent Indemnified Parties from any third party with respect thereto. To the extent that any Parent Indemnified Party receives any such insurance proceeds or similar payment after the date that a Loss has been indemnified, Parent shall cause such Parent Indemnified Party to deliver such amount to the Paying Agent for distribution to the Company Shareholders pursuant to instructions delivered to the Paying Agent.

                  SECTION 9.03. Indemnification by Parent. (a) After the Effective Time through the Expiration Time, the Company Shareholders and their respective affiliates, officers, directors, employees, agents, successors and assigns (collectively, the "Shareholder Indemnified Parties") shall be indemnified and held harmless by Parent for any and all Losses, arising out of or resulting from:

                  (i) the breach of any representation or warranty made by Parent or Merger Sub in this Agreement; or

                  (ii) the breach of any covenant or agreement made by Parent or Merger Sub in this Agreement.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, except with respect to claims based on fraud, the sole remedy of the Shareholder Indemnified Parties with respect to the matters contemplated by this Agreement shall be indemnification pursuant to this Section 9.03, and:

                  (i) the maximum aggregate amount of indemnifiable Losses arising out of or resulting from the causes enumerated in Section 9.03(a) that may be recovered from the Parent shall be limited to $110,000,000;

                  (ii) no indemnification payment by Parent with respect to any indemnifiable Loss otherwise payment under Section 9.03(a) and arising out of or resulting from the causes enumerated in Section 9.03(a) shall be payable (A) unless the individual indemnifiable Loss exceeds $10,000 (in which case such Loss shall only count towards the $5,000,000 in subclause (B) below if such Loss can be aggregated with another Loss which results from a similar event or condition which gave rise to such Losses), and (B) until such time as all such indemnifiable Losses shall aggregate to more than $5,000,000, after which time Parent shall be liable in full for all indemnifiable Losses (including the first $5,000,000).

                  SECTION 9.04. Indemnification Procedures. (a) For purposes of this Section 9.04, a party against which indemnification may be sought is referred to as the "Indemnifying Party" and the party which may be entitled to indemnification is referred to as the "Indemnified Party".

                  (b) The obligations and liabilities of Indemnifying Parties under this Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: (i) no claim may be asserted nor may any action be commenced against any party for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by the Indemnifying Party within the period set forth in
Section 9.01 above; and (ii) if an

Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give all Indemnifying Parties notice of such Third Party Claim within 90 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release an Indemnifying Party from any of its obligations under this Article IX, except to the extent that such Indemnifying Party is materially prejudiced by such failure. The notice of claim shall describe in reasonable detail the facts and circumstances known to the Indemnified Party that gave rise to such indemnification claim, and the amount or good faith estimate of the amount arising therefrom.

                  (c) If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten days of the receipt of such notice from the Indemnified Party; provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as are reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as are reasonably required by the Indemnified Party. No such Third Party Claim may be settled by any party conducting the defense against such claim without the prior written consent of the other party unless the other party and its affiliates are released in full in connection with such settlement.

                  SECTION 9.05. Merger Committee. The Company Shareholders hereby appoint Robert Reiss, Howard Palefsky and Douglas Rimer to the Merger Committee, and the Merger Committee shall act as the representative of the Company Shareholders, with full authority to act on behalf of the Company Shareholders and to take any and all actions required or permitted to be taken by the Company Shareholders under this Agreement, with respect to any claims (including the settlement thereof) made by Parent or the Company Shareholders for indemnification pursuant to this Article IX and with respect to any actions to be taken by the Merger Committee pursuant to Article II. The Company Shareholders shall be bound by all actions taken by the Merger Committee in its capacity thereof. The Merger Committee shall promptly, and in any event within five business days, provide written notice to the Company Shareholders of any action taken on their behalf by the Merger Committee pursuant to the authority delegated to the Merger Committee under this Section 9.05. The Merger Committee shall at all times act in a manner that the Merger Committee believes to be in the best interest of the Company Shareholders. Neither the Merger Committee nor any of its directors, officers, agents or employees shall be liable to any person for any error of judgment, or any action taken, suffered or omitted to be taken, under this Agreement, except in the case of its gross negligence, bad faith or willful misconduct. The Merger Committee may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Merger Committee shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement. As to any matters not expressly provided for in this Agreement, the Merger Committee shall not be required to exercise any discretion or take any action. Except as set forth in Section 2.03(j), each Company Shareholder severally shall indemnify and hold harmless and reimburse the Merger Committee from and against such Company Shareholder's ratable share of any and all liabilities, losses, damages, claims, costs or expenses suffered or incurred by the Merger Committee that arise out of or result from any action taken or omitted to be taken by the Merger Committee under this Agreement (other than such liabilities, losses, damages, claims, costs or expenses arising out of or resulting from the Merger Committee's gross negligence, bad faith or willful misconduct), provided, however, that from the Effective Time to the earlier of (i) the first anniversary of the Earn-Out Period or (ii) the date on which Parent shall transfer all of the Contingent Payments to the Paying Agent, Parent shall reimburse the Merger Committee for up to $10,000 per year for the costs and expenses incurred by the Merger Committee, as contemplated by Section 2.03, in reviewing any Net Sales Statement, which costs and expenses shall be documented to the reasonable satisfaction of Parent. Notwithstanding anything to the contrary herein, the Merger Committee shall not, in any manner, exercise, or seek to exercise, any voting power whatsoever with respect to shares of capital stock of the Company or Parent now or hereafter owned of record or beneficially by any Company Shareholder unless the Merger Committee is expressly authorized to do so in a writing signed by such Company Shareholder. In all matters relating to Article II or this Article IX, the Merger Committee shall be the only party entitled to assert the rights of the Company Shareholders, except to the extent that the Company Shareholders are third-party beneficiaries under this Agreement pursuant to Section 11.04 below and such rights have not been specifically delegated to the Merger Committee by this Agreement, and the Merger Committee shall perform all of the obligations of the Company Shareholders hereunder. Parent shall be entitled to rely on all statements, representations and decisions of the Merger Committee.

                                   ARTICLE X

                             POST-MERGER OPERATIONS

                  SECTION 10.01. Operation of Business. From the Effective Time until the earlier of (a) the termination of the Earn-Out Period or (b) the date of any Termination Payment pursuant to Section 2.03(g), Parent shall:

                  (i) use its commercially reasonable efforts to achieve Net Sales that meet the Six-Month Target Amount and Twelve-Month Target Amount; and

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

                  (ii) manage the pricing of the Company Covered Products in the ordinary course of business.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                  SECTION 11.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed given if given in writing and delivered in person, or mailed by registered or certified mail (postage prepaid, return receipt requested) or delivered by a nationally recognized overnight courier service, or confirmed facsimile transmission to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.01):

                  if to Parent or Merger Sub or, after the Closing, the Company:

                           Boston Scientific Corporation
                           One Boston Scientific Place, C-11
                           Natick, MA  01760
                           Facsimile No.:  (508) 650-8922
                           Attention:  General Counsel

                  with a copy to:

                           Shearman & Sterling
                           1550 El Camino Real
                           Menlo Park, California  94025-4100
                           Facsimile No.:  (650) 330-2299
                           Attention:  Bruce Czachor

                  if to the Company before the Closing:

                           Interventional Technologies, Inc.
                           3575 Ruffin Road
                           San Diego, California  92123
                           Facsimile No.:  (858) 292-8381
                           Attention:  Robert Reiss

                  with a copy to:

                           Wilson Sonsini Goodrich & Rosati, P.C.
                           975 Page Mill Road
                           Palo Alto, California  94304-1050
                           Facsimile No.:  (650) 461-5380
                           Attention:  Steven E. Bochner
                  if to Merger Committee to:

                           Merger Committee
                           c/o Interventional Technologies, Inc.
                           3575 Ruffin Road
                           San Diego, California  92123
                           Facsimile No.:  (858) 292-8381
                           Attention:  Robert Reiss

                  All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgement of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgement of receipt returned to the sender by the applicable postal authorities, the confirmation of delivery rendered by the applicable overnight courier service, or the confirmation by the sender of a successful facsimile transmission to the person to whom such notice was sent via facsimile.

                  SECTION 11.02. Certain Definitions. (a) As used in this Agreement, the following terms shall have the following meanings:

                  (i) "affiliate" of a specified person means a person who directly, or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified person.

                  (ii) "beneficial owner", with respect to any shares, means a person who shall be deemed to be the beneficial owner of such shares
         (A) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), beneficially owns, directly or indirectly, (B) which such person or any of its affiliates or associates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding, or (C) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares.

                  (iii) "business day" means any day on which banks are not required or authorized to close in Natick, Massachusetts or San Diego, California.

                  (iv) "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

                  (v) "Company Software" means Software as it exists on the date hereof that is either (A) material to the operation of the business of the Company or any Company Subsidiary, or (B) manufactured, distributed, sold, licensed or marketed by the Company or any Company Subsidiary.

                  (vi) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

                  (vii) "Environmental Laws" means any federal, state or local statute, law, ordinance, regulation, rule, code or order of the United States, or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any legally enforceable judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

                  (viii) "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

                  (ix) "Group Purchasing Organization" means an entity authorized to act as a purchasing agent for a group of hospitals.

                  (x) "Hazardous Materials" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  (xi) "Intellectual Property" means: (a) United States, foreign and international patents, patent applications and statutory invention registrations, (b) trademarks, service marks, domain names, trade dress, logos and other source identifiers, including registrations and applications for registration thereof, (c) copyrights, including registrations and applications for registration thereof, (d) trade secrets, and (e) rights of privacy, publicity and endorsement, and all other rights associated therewith in any jurisdiction.

                  (xii) "knowledge of the Company" or "the Company's knowledge" means the actual knowledge of Robert Reiss, James Call, Kathe Houghtaling, Gordon Janko, Michael Klicpera, Dolf Meewis, Herbert Radisch, Douglas Rimer and Ed Pannek, in each case after due inquiry.

                  (xiii) "Licensed Intellectual Property" means all Intellectual Property licensed to the Company or any Company Subsidiary pursuant to the Licenses.

                  (xiv) "Licenses" mean (A) licenses of Owned Intellectual Property by the Company or any Company Subsidiary to third parties, (B) licenses of Intellectual Property by third parties to the Company or any Company Subsidiary as of the date hereof, and (C) agreements between the Company or any Company Subsidiary and third parties for the development of Intellectual Property.

                  (xv) "Owned Intellectual Property" means all Intellectual Property owned by the Company or any Company Subsidiary.

                  (xvi) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

                  (xvii) "Registered Proprietary Name" means all trade marks, trade names, brand names, and service marks registered by Company in any country throughout the world.

                  (xviii) "Software" means computer software and programs in any form, and all versions, updates, corrections, enhancements and modifications thereof, and all related documentation.

                  (xix) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  (xx) "Unregistered Proprietary Name" means all trade marks, trade names, brand names, and service marks used by the Company but not registered in any country throughout the world.

                  (b) The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

        Term                                                            Section
        ----                                                            -------
        Actual Performance Stock Amount.............................    2.01(b)
        Affiliate...................................................    11.02(a)
        Aggregate Merger Consideration..............................    2.01(b)
        Agreement...................................................    Preamble
        Agreement of Merger.........................................    1.02
        Assets......................................................    3.15
        Audited Financial Statements................................    3.07(a)
        Base Contingent Amount......................................    2.01(b)
        Base Remainder Amount.......................................    2.01(b)
        beneficial owner............................................    11.02(a)
        business day................................................    11.02(a)
        California Law..............................................    Recitals
        Cardion.....................................................    6.08(a)
        Cardion Agreement...........................................    6.08(d)
        Cash Bonus Program..........................................    6.04(c)
        CERCLA......................................................    11.02(a)
        Certificates................................................    2.02(b)

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

        Term                                                         Section
        ----                                                         -------
        Certificate of Merger.....................................   1.02
        Charger Europe............................................   2.03(k)
        Closing...................................................   1.02
        Closing Date..............................................   1.02
        Code......................................................   2.02(e)
        Common Stock Merger Consideration.........................   2.01(b)
        Company...................................................   Preamble
        Company Benefit Plans.....................................   3.10(a)
        Company Common Stock......................................   Recitals
        Company Covered Products..................................   2.03(k)
        Company Disclosure Schedule...............................   Article III
        Company Indemnified Parties...............................   6.09(a)
        Company Loan Agreements...................................   6.08(d)
        Company Loans.............................................   6.08(d)
        Company Loans Amount......................................   6.08(b)
        Company Loans Claim.......................................   6.08(b)
        Company Material Adverse Effect...........................   3.01(a)
        Company Optionholder......................................   2.04
        Company Permits...........................................   3.06(a)
        Company Preferred Stock...................................   Recitals
        Company Series A Stock....................................   Recitals
        Company Series B Stock....................................   Recitals
        Company Series C Stock....................................   Recitals
        Company Series E Stock....................................   Recitals
        Company Series F Stock....................................   Recitals
        Company Series G Stock....................................   Recitals
        Company Series H Stock....................................   Recitals
        Company Shareholders......................................   3.03(d)
        Company Shareholders' Meeting.............................   6.01(a)
        Company Software..........................................   11.02(a)
        Company Stock.............................................   Recitals
        Company Stock Option......................................   2.04
        Company Stock Plans.......................................   2.04
        Company Subsidiary........................................   3.01(a)
        Competing Transaction.....................................   6.03(b)
        Confidentiality Agreement.................................   6.02(b)
        Contingent Payments.......................................   2.03(a)
        Contingent Per Share Payment..............................   2.01(b)
        control...................................................   11.02(a)
        DGCL......................................................   Recitals
        Determination Date........................................   2.03(d)
        Dissenting Shares.........................................   2.05(a)
        Duplicative Options.......................................   2.01(b)
        Earn-Out Period...........................................   2.03(k)
        Effective Time............................................   1.02

        Term                                                            Section
        ----                                                            -------
        Employment Agreements.......................................    Recitals
        Environmental Laws..........................................    11.02(a)
        Environmental Permits.......................................    11.02(a)
        ERISA.......................................................    3.10(a)
        ERISA Affiliate.............................................    3.10(e)
        Excess Fees ................................................    6.07
        Existing Policy.............................................    6.09(b)
        Final Merger Committee Amount...............................    2.03(c)
        Final Net Sales Calculations................................    2.03(c)
        Final Parent Amount.........................................    2.03(c)
        First Goodman Loan Agreement................................    6.08(d)
        French Valley Contract......................................    6.10
        Fully Diluted Company Stock Amount..........................    2.01(b)
        Determination Date..........................................    2.03(d)
        GAAP........................................................    2.03(k)
        Goodman.....................................................    2.03(k)
        Goodman Agreement...........................................    2.03(k)
        Goodman Loan Agreements.....................................    6.08(d)
        Governmental Authority......................................    3.05(b)
        Group Purchasing Organization...............................    11.02(a)
        Hazardous Materials.........................................    11.02(a)
        HSR Act.....................................................    3.05(b)
        Indemnified Party...........................................    9.04(a)
        Indemnifying Party..........................................    9.04(a)
        Initial Merger Consideration................................    2.01(b)
        Initial Per Share Common Payment............................    2.01(b)
        Initial Per Share Payment...................................    2.01(b)
        Initial Performance Bonus Remainder.........................    6.04(d)
        Initial Performance Plan Fund Amount........................    6.04(d)
        Initial 280G Plan Fund Amount...............................    6.04(e)
        Initial 280G Remainder......................................    6.04(e)
        Intellectual Property.......................................    11.02(a)
        Interim Financial Statements................................    3.07(a)
        IP License..................................................    2.03(a)
        IRS.........................................................    3.10(b)
        knowledge of the Company....................................    11.02(a)
        Law.........................................................    3.05(a)
        Liabilities.................................................    3.07(b)
        License Contingent Payment..................................    2.03(a)
        License Notice..............................................    2.03(b)
        Licensed Intellectual Property..............................    11.02(a)
        Licenses....................................................    11.02(a)
        Loss........................................................    9.02(a)
        Material Contracts..........................................    3.11(a)
        Maximum Performance Stock Amount............................    2.01(b)

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

        Term                                                          Section
        ----                                                          -------
        Merger......................................................  Recitals
        Merger Committee............................................  2.03(k)
        Merger Committee Members....................................  2.03(k)
        Merger Sub..................................................  Preamble
        Multiemployer Plan..........................................  3.10(c)
        Multiple Employer Plan......................................  3.10(c)
        Net Sales...................................................  2.03(k)
        Net Sales Contingent Payment................................  2.03(a)
        Net Sales Contingent Payment Date...........................  2.03(d)
        Net Sales Resolution Period.................................  2.03(c)
        Net Sales Review Date.......................................  2.03(c)
        Net Sales Statement.........................................  2.03(c)
        Non-Accelerated Options.....................................  6.04(e)
        Order.......................................................  7.01(b)
        Owned Intellectual Property.................................  11.02(a)
        Parent......................................................  Preamble
        Parent Benefit Plan.........................................  6.04(b)
        Parent Disclosure Schedule..................................  Article IV
        Parent Indemnified Parties..................................  9.02(a)
        Parent Material Adverse Effect..............................  4.01
        Parent Subsidiaries.........................................  4.01
        Paying Agent................................................  2.02(a)
        Performance-Based Option....................................  2.04
        Performance Bonus Plan......................................  6.04(d)
        Performance Bonus Remainder.................................  2.01(b)
        Performance Optionees.......................................  6.04(d)
        Performance Remainder Per Share Payment.....................  2.01(b)
        Person......................................................  11.02(a)
        Per Share Merger Consideration..............................  2.01(b)
        Piper Jaffray...............................................  3.18
        Principal Shareholders......................................  Recitals
        Reference Balance Sheet.....................................  3.07(a)
        Registered Proprietary Name.................................  11.02(a)
        Representatives.............................................  6.02(a)
        Reiss Bonus Plan ...........................................  6.04(c)
        Sales Commissions...........................................  6.04(c)
        Second Goodman Loan Agreement...............................  6.08(d)
        Series A Conversion Ratio...................................  2.01(b)
        Series A Merger Consideration...............................  2.01(b)
        Series B Conversion Ratio...................................  2.01(b)
        Series B Merger Consideration...............................  2.01(b)
        Series C Conversion Ratio...................................  2.01(b)
        Series C Merger Consideration...............................  2.01(b)
        Series E Conversion Ratio...................................  2.01(b)
        Series E Merger Consideration...............................  2.01(b)

        Term                                                           Section
        ----                                                           -------
        Series F Conversion Ratio...................................   2.01(b)
        Series F Merger Consideration...............................   2.01(b)
        Series G Conversion Ratio...................................   2.01(b)
        Series G Merger Consideration...............................   2.01(b)
        Series H Conversion Ratio...................................   2.01(b)
        Series H Merger Consideration...............................   2.01(b)
        Shareholder Indemnified Parties.............................   9.03(a)
        Six-Month Contingent Payment................................   2.03(a)
        Six-Month Net Sales.........................................   2.03(k)
        Six-Month Target Amount.....................................   2.03(a)
        Software....................................................   11.02(a)
        Subsequent Performance Bonus Remainder......................   6.04(d)
        Subsequent Performance Plan Fund Amount.....................   6.04(d)
        Subsequent 280G Plan Fund Amount............................   6.04(e)
        Subsequent 280G Remainder...................................   6.04(e)
        Subsidiary..................................................   11.02(a)
        Surviving Corporation.......................................   1.01
        Taxes.......................................................   3.14(c)
        Terminating Company Breach..................................   8.01(d)
        Terminating Parent Breach...................................   8.01(e)
        Termination Payment.........................................   2.03(g)
        Third Party Claims..........................................   9.04(b)
        Time-Vested Stock Option....................................   2.04
        Transactions................................................   3.01(a)
        Twelve-Month Contingent Payment.............................   2.03(a)
        Twelve-Month Net Sales......................................   2.03(k)
        Twelve-Month Target Amount..................................   2.03(a)
        280G Plan ..................................................   6.04(e)
        Unearned Performance Stock Amount...........................   2.01(b)
        Unregistered Proprietary Name...............................   11.02(a)
        Unresolved Net Sales Items..................................   2.03(c)
        Voting Agreement............................................   Recitals

                  SECTION 11.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

                  SECTION 11.04. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement; except to the Company Shareholders with respect to Articles II and IX, the Performance Optionees with respect to Section 6.04(d), the holders of Non-Accelerated Options, if any, pursuant to Section 6.04(e), and the Company Indemnified Parties with respect to
Section 6.09, which, in each case, shall inure to the benefit of such parties and their respective successors and assigns.

                  SECTION 11.05. Incorporation of Exhibits. The Company Disclosure Schedule, the Parent Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                  SECTION 11.06. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  SECTION 11.07. Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. Each of the parties hereto submits to the exclusive jurisdiction of the state and federal courts of the United States located in the City of Wilmington, State of Delaware with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

                  SECTION 11.08. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 11.09. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 11.10. Entire Agreement. This Agreement (including the Exhibits, the Company Disclosure Schedule and the Parent Disclosure Schedule), the Voting Agreements, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

                  IN WITNESS WHEREOF, each of Parent, Merger Sub, the Company and the Merger Committee has executed or has caused this Agreement to be executed by its respective officers thereunto duly authorized as of the date first written above.

                                          BOSTON SCIENTIFIC CORPORATION


                                          By:        /s/ James R. Tobin
                                              ----------------------------------
                                              Name:  James R. Tobin
                                              Title: President and Chief
                                                     Executive Officer


                                          CHARGER ACQUISITION CORP.


                                          By:        /s/ Lawrence J. Knopf
                                              ----------------------------------
                                              Name:  Lawrence J. Knopf
                                              Title: Vice President, Legal


                                          INTERVENTIONAL TECHNOLOGIES INC.


                                          By:        /s/ Robert E. Reiss
                                              ----------------------------------
                                              Name:  Robert E. Reiss
                                              Title: Chairman


                                          MERGER COMMITTEE
                                          (For the purposes of Section 2.03,
                                          Article IX and Article XI only)

                                                /s/  Robert E. Reiss
                                          --------------------------------------
                                                     Robert E. Reiss


                                                /s/  Howard Palefsky
                                          --------------------------------------
                                                     Howard Palefsky


                                                /s/  Douglas Rimer
                                          --------------------------------------
                                                     Douglas Rimer


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